SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                      1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            CAPITAL BANK CORPORATION
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.
|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

      (2)   Form, Schedule or Registration Statement No.:

      (3)   Filing Party:

      (4)   Date Filed:

                                     [LOGO]
                                  CAPITAL BANK
                                  CORPORATION

                              4901 Glenwood Avenue
                          Raleigh, North Carolina 27612

                    ----------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held on May 26, 2005
                    ----------------------------------------

To Our Shareholders:

      We cordially invite you to attend the 2005 Annual Meeting of Shareholders of Capital Bank Corporation (the "Company"), which we are holding on Thursday, May 26, 2005 at 5:00 p.m. at the Company's corporate office located at 4901 Glenwood Avenue, Raleigh, North Carolina 27612, for the following purposes:

      (1) To elect nominees to serve as Class II directors with terms continuing until the Annual Meeting of Shareholders in 2008;

      (2) To approve the amended and restated Capital Bank Corporation Deferred Compensation Plan for Outside Directors;

      (3) To ratify the action of the Audit Committee of the Board of Directors in appointing Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2005; and

      (4) To transact such other business as may properly come before the Annual Meeting of Shareholders or any adjournment or postponement of the meeting.

      Shareholders of record at the close of business on March 28, 2005 are entitled to notice and to vote at the Annual Meeting and any and all adjournments or postponements of the meeting.

      It is important that your shares be represented at the meeting, regardless of the number of shares you may hold. Even though you may plan to attend the meeting in person, please complete and return the enclosed proxy in the envelope provided. If you attend the meeting, you may revoke your proxy and vote in person.

                                          By Order of the Board of Directors


                                          /s/ B. Grant Yarber

                                          B. Grant Yarber
                                          Chief Executive Officer

Raleigh, North Carolina
April 28, 2005

                            CAPITAL BANK CORPORATION
                              4901 Glenwood Avenue
                          Raleigh, North Carolina 27612

                                 PROXY STATEMENT

            Annual Meeting of Shareholders To Be Held on May 26, 2005

      This Proxy Statement and the accompanying proxy card are being furnished to shareholders of Capital Bank Corporation (the "Company") on or about April 28, 2005, in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Thursday, May 26, 2005 at 5:00 p.m. at the Company's corporate office located at 4901 Glenwood Avenue, Raleigh, North Carolina 27612, and at any adjournment or postponement. All expenses incurred in connection with this solicitation will be paid by the Company. In addition to solicitation by mail, certain officers, directors and regular employees of the Company, who will receive no additional compensation for their services, may solicit proxies by telephone or other personal communication means.

Purposes of the Annual Meeting

      The principal purposes of the meeting are:

      o To elect nominees to serve as Class II directors with terms continuing until the Annual Meeting of Shareholders in 2008;

      o To approve the amended and restated Capital Bank Corporation Deferred Compensation Plan for Outside Directors;

      o To ratify the action of the Audit Committee of the Board of Directors in appointing Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2005; and

      o To transact such other business as may properly come before the Annual Meeting of Shareholders or any adjournment or postponement of the meeting.

Proxies

      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised. Proxies may be revoked by:

      o Filing with the Secretary of the Company written notice of revocation;

      o Duly executing a subsequent proxy and filing it with the Secretary of the Company before the revoked proxy is exercised; or

      o     Attending the Annual Meeting and voting in person.

      If the proxy card is signed and returned, but voting directions are not made, the proxy will be voted in favor of the proposals set forth in the accompanying proxy card and described in this Proxy Statement.

Record Date and Voting Rights

      The Board of Directors has fixed the close of business on March 28, 2005 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting and all adjournments or postponements of the meeting. As of the close of business on March 28, 2005, the Company had outstanding 6,570,042 shares of its common stock, no par value per share (the "Common Stock"), the holders of which, or their proxies, are entitled to one vote per share. Unless otherwise stated in this Proxy Statement, the presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares entitled to vote at the meeting will constitute a quorum.

                             PRINCIPAL SHAREHOLDERS

      The following table sets forth certain information as of March 28, 2005 regarding shares of Common Stock owned of record or known by the Company to be owned beneficially by (i) each director, (ii) each director nominee, (iii) each executive officer named in the Summary Compensation Table in this Proxy Statement, (iv) all those known by the Company to beneficially own more than 5% of the Common Stock, and (v) all directors and executive officers as a group. The persons listed below have sole voting and investment power with respect to all shares of Common Stock owned by them, except to the extent that such power may be shared with a spouse or as otherwise set forth in the footnotes. The mailing address of each of the directors and executive officers is in care of the Company's address.

      The percentages shown below have been calculated based on 6,570,042 total shares of Common Stock outstanding as of March 28, 2005.

                                                                           Aggregate
                                                                             Number
                                                                           of Shares      Acquirable     Percent
                                                                          Beneficially    within 60     of Class
Name                                                                     Owned (1) (2)     Days (3)   Outstanding
--------------------------------------------------------------------     -------------     --------   -----------
Jeffrey L. Gendell (4):
     Tontine Financial Partners, L.P. ..............................         400,609            --        6.10%
     Tontine Management, L.L.C. ....................................
     Tontine Overseas Associates, L.L.C. ...........................          19,750            --            *
Charles F. Atkins (5) ..............................................          67,296        12,000        1.20%
William C. Burkhardt ...............................................          25,313        16,300            *
Leopold I. Cohen (6) ...............................................          31,040        12,750            *
William R. Gilliam (7) .............................................          73,856        55,490        1.95%
John F. Grimes, III (8) ............................................           8,120        14,416            *
Robert L. Jones (9) ................................................          19,000        13,500            *
O. A. Keller, III (10) .............................................          48,232        22,800        1.08%
Oscar A. Keller, Jr. (11) ..........................................          55,000        16,750        1.09%
James D. Moser, Jr. (12) ...........................................          30,661        17,591            *
George R. Perkins, III (13) ........................................          92,279        12,000        1.58%
Don W. Perry (14) ..................................................          57,720        12,500        1.07%
Carl H. Ricker, Jr. (15) ...........................................         211,732         5,487        3.30%
J. Rex Thomas (16) .................................................          18,370        12,750            *
Samuel J. Wornom, III (17) .........................................          42,913        14,750            *
B. Grant Yarber (18) ...............................................           6,051         4,000            *
Richard W. Edwards (19) ............................................           1,067         1,400            *
Karen H. Priester (20) .............................................             450         5,000            *
Steven E. Crouse (21) ..............................................             578         3,200            *
All directors and executive officers as a group (18 persons) (22) ..         789,678       252,684       15.28%

----------
*     Less than one percent

(1) The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the Securities and Exchange Commission ("SEC"). Accordingly, they may include securities owned by or for, among others, the spouse and/or minor children of the individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power. Beneficial ownership may be disclaimed as to certain of the securities.

(2) Amounts do not include the number of stock units credited to the account of each non-employee director participating in the Company's Deferred Compensation Plan for Outside Directors. These units are payable, at the sole discretion of the Company, either in shares of Common Stock or cash following termination of service or, in certain circumstances, on a date designated by the participant, and do not have current voting or investment power. The number of stock units credited to the accounts of the directors and director nominees as of March 28, 2005, is as follows:
      8,348 stock units for Mr. Atkins; 7,880 stock units for Mr. Burkhardt; 8,589 stock units for Mr. Cohen; 2,392 stock units for Mr. Gilliam; 6,602 stock units for Mr. Grimes; 9,005 stock units for Mr. Jones; 15,458 stock units for O. A. Keller, III; 9,810 stock units for Oscar A. Keller, Jr.; 2,839 stock units for Mr. Moser; 7,746 stock units for Mr. Perkins; 8,411 stock units for Mr. Perry; 2,559 stock units for Mr. Ricker; 8,403 stock units for Mr. Thomas; and 8,898 stock units for Mr. Wornom.

(3) Reflects the number of shares of Common Stock that could be purchased by exercise of options to purchase Common Stock on March 28, 2005 or within 60 days thereafter under the Company's stock option plans.

(4) Based solely on review of Schedule 13D filed with the SEC on September 29, 2003 and Amendment No. 1 to Schedule 13D filed with the SEC on January 20, 2004, which shows that: (a) Tontine Financial Partners, L.P., a Delaware limited partnership ("TFP"), and Tontine Management, L.L.C., a Delaware limited liability company ("TM"), share beneficial ownership of 400,609 shares of Common Stock; (b) Tontine Overseas Associates, L.L.C., a Delaware limited liability company ("TOA"), which serves as the investment manager to TFP Overseas Fund, Ltd., a company organized under the laws of the Cayman Islands ("TFPO"), beneficially owns 19,750 shares of Common Stock; and (c) Jeffrey L. Gendell may be deemed to be the beneficial owner of the aggregate of 420,359 shares of Common Stock beneficially owned by TFP, TM and TFPO as a result of his status as managing member of TM (the general partner of TFP, with the power to direct the affairs of TFP, including decisions respecting the receipt of dividends from, and the disposition of the proceeds from the sale of, the shares of Common Stock) and managing member of TOA. The address of the principal business and principal office of TFP, TM and TFPO is 55 Railroad Avenue, 3rd Floor, Greenwich, Connecticut 06830. The business address of Mr. Gendell is 55 Railroad Avenue, 3rd Floor, Greenwich, Connecticut 06830.

(5) Includes 50,000 shares held by AGA Corporation, of which Mr. Atkins owns 19.8% of the outstanding stock; 10,263 shares held by AK& K Corporation, of which Mr. Atkins owns 25.0% of the outstanding stock; and 1,000 shares held by Taboys Corporation, a company wholly owned by Mr. Atkins.

(6) Includes 200 shares held by Mr. Cohen's wife and 4,590 held in Mr. Cohen's personal pension plan of Lee Iron and Metal Co., Inc., a company in which Mr. Cohen and his family are the principal stockholders.

(7) Includes 17,160 shares held by Mr. Gilliam's wife, 11,656 shares held in the Company's 401(k) retirement plan, and 19,735 shares held in a trust account for the benefit of Mr. Gilliam's wife.

(8) Includes 2,560 shares held by Mr. Grimes' wife, 750 shares held in an Individual Retirement Account, and 1,100 shares held by Mr. Grimes' wife in her Individual Retirement Account.

(9) Includes 2,000 shares held in an Individual Retirement Account, 10,000 shares held by the Sheridan Trust, and 6,000 shares held by the Robert L. Jones Charitable Foundation.

(10) Includes 18,588 shares held jointly with Mr. Keller's wife, 21,891 shares held in Individual Retirement Accounts, and 4,136 shares held by Mr. Keller's children and grandchildren. Oscar A. Keller, Jr. is the father of
      O. A. Keller, III.

(11) Includes 31,500 shares held jointly with Mr. Keller's wife and 22,500 shares held by Parkview Retirement Home, Inc., a company wholly owned by Mr. Keller.

(12) Includes 7,817 shares held by Mr. Moser's wife and 847 shares held by Mr. Moser's aunt, for which Mr. Moser has power of attorney.

(13) Includes 64,115 shares held by Mr. Perkins' father, for which Mr. Perkins has a proxy to vote those shares.

(14) Includes 7,500 shares held by Mr. Perry's wife, 1,800 shares held by Mr. Perry's minor children, and 44,265 shares held by Lee Brick & Tile Company, of which Mr. Perry owns 4.0% of the outstanding ownership interests.

(15)  Includes 76 shares held in an Individual Retirement Account.

(16) Includes 14,300 shares held by Mr. Thomas' wife and 1,017 shares held by Mr. Thomas' wife as custodian for their daughter.

(17) Includes 2,060 shares held in trust for the benefit of Mr. Wornom's two grandchildren, of which Mr. Wornom serves as a trustee, and 2,053 shares held by a family limited partnership.

(18) Includes 500 shares held jointly with Mr. Yarber's wife, 2,470 shares held in an Individual Retirement Account, and 475 shares held in the Company's 401(k) retirement plan.

(19)  Includes 267 shares held in the Company's 401(k) retirement plan.

(20)  Includes 450 shares held in an Individual Retirement Account.

(21) Includes 150 shares held in an Individual Retirement Account and 428 shares held in the Company's 401(k) retirement plan.

(22) Includes all shares reflected in this table as beneficially owned by each director of the Company, each director nominee and by each of Messrs. Yarber, Edwards and Crouse, and Ms. Priester, each of whom are or were executive officers of the Company during 2004.

                    INFORMATION ABOUT OUR BOARD OF DIRECTORS

General

      The Board of Directors oversees the Company's business and affairs and monitors the performance of management. In accordance with traditional corporate governance principles, the Board of Directors does not involve itself in day-to-day operations. Instead, directors keep themselves informed through, among other things, discussions with the Company's Chief Executive Officer, other key executives and principal external advisers (legal counsel, outside auditors, investment bankers and other consultants), reading reports and other materials that are provided to them, and by participating in board and committee meetings.

      The Board of Directors is divided into three classes, as nearly equal in number as possible. Each year the shareholders elect the members of one of the three classes to a three-year term of office. The term of office of the Class I directors expires at the 2007 Annual Meeting of Shareholders, the term of office of the Class II directors expires at the Annual Meeting, and the term of office of the Class III directors expires at the 2006 Annual Meeting of Shareholders, or in any event at such time as their respective successors are duly elected and qualified or their earlier resignation, death or removal from office. Pursuant to the Company's Bylaws, the term of office of directors who were elected by the board or shareholders to fill a vacancy (whether caused by a resignation, an increase in the number of directors or otherwise) expires at the next meeting of shareholders at which directors are elected. Four of the Class II directors are standing for election at the Annual Meeting: John F. Grimes, III, Robert L. Jones, J. Rex Thomas and Samuel J. Wornom, III. The Board of Directors, in its business judgment, has made an affirmative determination that each of Messrs. Atkins, Cohen, Grimes, Jones, Keller III, Keller Jr., Moser, Perkins, Perry, Ricker, Thomas and Wornom meet the definition of "independent director" as that term is defined in the Nasdaq Marketplace Rules.

      The following table lists the directors of the Company and the classes in which they serve as of the date of this Proxy Statement:

          Class I                    Class II                  Class III
   --------------------        --------------------       --------------------
   (Term Expiring 2007)        (Term Expiring 2005)       (Term Expiring 2006)

     Charles F. Atkins          William R. Gilliam        William C. Burkhardt
   Oscar A. Keller, Jr.         John F. Grimes, III         Leopold I. Cohen
    James D. Moser, Jr.           Robert L. Jones          O. A. Keller, III
       Don W. Perry                J. Rex Thomas         George R. Perkins, III
      B. Grant Yarber          Samuel J. Wornom, III      Carl H. Ricker, Jr.

      Besides the family relationship between Oscar A. Keller, Jr. and O. A. Keller, III, there are no family relationships among the Company's other directors, director nominees or executive officers. There are no material proceedings to which any of the Company's directors, director nominees or executive officers, or any associate of any of the Company's directors, director nominees or executive officers, is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

      To the Company's knowledge, none of its directors, director nominees or executive officers has been convicted in a criminal proceeding during the last five years (excluding traffic violations or similar misdemeanors) and none of its directors, director nominees or executive officers was a party to any judicial or administrative proceeding during the last five years (except for any matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Board of Directors Meetings

      The Board of Directors met thirteen times during 2004. In response to recently adopted Nasdaq Marketplace Rules, the Company's independent directors have decided, beginning in 2005, to hold meetings in executive session without management or management directors, at least six times a year; the Company's independent directors met twice in 2004 in executive session.

      Policy on Attendance at Annual Meetings of Shareholders. The Company does not have a stated policy, but encourages its directors to attend each Annual Meeting of Shareholders. At last year's Annual Meeting of Shareholders, held on June 24, 2004, thirteen of the Company's fifteen directors were present and in attendance.

Board of Directors Committees

      The Board of Directors has three standing committees, the Executive Committee, the Audit Committee and the Compensation/Human Resources Committee. During 2004, each director attended 75% or more of the aggregate of the board meetings (held during the period for which the director was in office) and committee meetings of the board of which the director was a member.

      Executive Committee. Subject to applicable law, the Executive Committee has the authority to exercise all powers of the Board of Directors during intervals between meetings of the board. During 2004, the Executive Committee met nine times. The members of the Executive Committee for 2004 were William C. Burkhardt (resigned from the Executive Committee as of April 30, 2004), Robert
L. Jones (acting Chairman from August 16, 2003 through February 26, 2004), O. A. Keller, III, Don W. Perry (appointed to the Executive Committee on

February 26, 2004), Carl H. Ricker, Jr. (appointed as a member and Chairman of the Executive Committee on February 26, 2004) and B. Grant Yarber (member of Executive Committee as of May 1, 2004).

      Audit Committee. The Audit Committee assists the Board of Directors in its oversight of the Company financial reporting process, including the Company's internal control over financial reporting, and in connection with such oversight responsibilities, reviews the results and scope of the audit and other services provided by the Company's independent accountants. The Audit Committee also has the sole authority and responsibility to select, determine compensation of, evaluate and, when appropriate, replace the Company's independent registered public accounting firm. During 2004, the Audit Committee met seventeen times.

      The members of the Audit Committee for 2004 were James D. Moser, Jr. (Chairman), William R. Gilliam (resigned from the Audit Committee on February 26, 2004), O. A. Keller, III (appointed to the Audit Committee on February 26,
2004), George R. Perkins, III, Don W. Perry and Samuel J. Wornom, III. Carl H. Ricker, Jr. was appointed to the Audit Committee on January 20, 2005. The Board of Directors, in its business judgment, has made an affirmative determination that each of Messrs. Moser, Keller III, Perkins, Perry, Ricker and Wornom (i) are "independent directors" as that term is defined by Nasdaq Marketplace Rules and (ii) satisfies Nasdaq Marketplace Rules relating to financial literacy and experience. The Board of Directors has also determined, in its business judgment, that Mr. Moser is an "audit committee financial expert" as such term is defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act"). For additional information regarding the Audit Committee, see "Audit Committee Report" on page 16.

      Compensation/Human Resources Committee. The role of the Compensation/Human Resources Committee is to recommend the compensation of the Company's officers and to administer certain of the Company's benefit plans. During 2004, the Compensation/Human Resources Committee met six times.

      The members of the Compensation/Human Resources Committee for 2004 were Leopold I. Cohen (Chairman), Robert L. Jones, O. A. Keller, III, Don W. Perry and Samuel J. Wornom, III. Mr. Wornom resigned from, and John F. Grimes, III, was appointed to, the Compensation/Human Resources Committee on January 20, 2005. None of the current members of the Compensation/Human Resources Committee are employed by the Company, and the Board of Directors, in its business judgment, has made an affirmative determination that each of Messrs. Cohen, Grimes, Jones, Keller III, and Perry is an "independent director" as that term is defined by Nasdaq Marketplace Rules. For additional information regarding the Compensation/Human Resources Committee, see "Compensation/ Human Resources Committee Report" on page 14.

Nominations of Directors

      The Company does not have a nominating committee or a nominating committee charter. The Board of Directors has decided against establishing a nominating committee because its policy is to have the independent directors perform the functions that might otherwise be performed by such a committee. In addition, a majority of the independent directors on the board must approve all director nominees. Therefore, the Board of Directors believes the current practices of the independent directors are appropriate for nominating directors.

      In identifying candidates for the Company's Board of Directors, the independent directors on the board consider the composition of the board, the operating requirements of the Company and the long-term interests of the Company's shareholders. In conducting this assessment, the independent directors consider diversity, age, skills, and such other factors as they deem appropriate given the current needs of the board and the Company, to maintain a balance of knowledge, experience and capability. The independent directors believe that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, having business experience, and having high moral character; however, they retain the right to modify these minimum qualifications from time to time. A majority of the independent directors on the board recommended the slate of directors proposed for election at the Annual Meeting.

      The policy of the independent directors on the board (and the Board of Directors generally) is to consider written nominations of candidates for election to the Board of Directors properly submitted by shareholders; however, such nominations are not actively solicited. The independent directors on the board do not intend to alter the manner in which they evaluate candidates, including the criteria set forth above, based on whether the candidate is recommended by a shareholder or otherwise.

Shareholder Communications

      The Company's shareholders may communicate directly with the members of the Board of Directors or the individual Chairperson of standing board committees by writing directly to those individuals at the following address:
Capital Bank Corporation, P.O. Box 18949, Raleigh, North Carolina 27619-8949. The Company's general policy is to forward, and not to intentionally screen, any mail received at the Company's corporate office that is sent directly to an individual unless the Company believes the communication may pose a security risk.

Code of Ethics

      The Company's Board of Directors has adopted a code of ethics ( the "Code of Ethics") that applies to all of the Company's officers including its principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. A copy of the Code of Ethics is available at http://www.capitalbank-nc.com or free of charge upon written request to Capital Bank Corporation, P.O. Box 18949, Raleigh, North Carolina 27619-8949.

                        PROPOSAL 1: ELECTION OF DIRECTORS

      A majority of the independent directors on the Board of Directors have nominated John F. Grimes, III, Robert L. Jones, J. Rex Thomas and Samuel J. Wornom, III for election at the Annual Meeting to serve as the Class II directors until the 2008 Annual Meeting of Shareholders (or until such time as their respective successors are elected and qualified or their earlier resignation, death or removal from office).

      The Board of Directors has no reason to believe that the persons named above as nominees for directors will be unable or will decline to serve if elected. However, in the event of death or disqualification of any nominee or the refusal or inability of any nominee to serve as a director, it is the intention of the proxy holders named in the accompanying proxy card to vote for the election of such other person or persons as the proxy holders determine in their discretion. In no circumstance will the proxy be voted for more than four nominees. Properly executed and returned proxies, unless revoked, will be voted as directed by the shareholder or, in the absence of such direction, will be voted in favor of the election of the recommended nominees.

      Under North Carolina law (under which the Company is incorporated), directors are elected by a plurality of the votes cast by the holders of the Common Stock at a meeting at which a quorum is present. "Plurality" means that the individuals who receive the largest number of votes cast, even if less than a majority, are elected as directors up to the maximum number of directors chosen at the meeting per each class. Consequently, the four candidates who receive the highest number of votes as Class II directors will be elected as Class II directors of the Company, and any shares not voted (whether by abstention, broker nonvote or otherwise) will have no impact in the election of directors except to the extent the failure to vote for an individual results in another individual receiving a larger number of votes.

      THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES.

      Set forth below are the names and other information pertaining to the board's nominees and other directors whose terms of office will continue after the Annual Meeting:

Name                                        Position with Company             Age       Year First Elected Director
------------------------------       -----------------------------------    --------    ---------------------------
Class I

Charles F. Atkins                                  Director                    56                  2003

Oscar A. Keller, Jr.                               Director                    84                  1997

James D. Moser, Jr. (3)                            Director                    67                  2002

Don W. Perry (1) (2) (3)                           Director                    46                  2003

B. Grant Yarber (1)                   President, Chief Executive Officer       40                  2004
                                                 and Director
Class II

John F. Grimes, III                                Director                    62                  2003

Robert L. Jones (1) (2)                            Director                    68                  1997

J. Rex Thomas                                      Director                    59                  2003

Samuel J. Wornom, III (3)                          Director                    62                  1997

Class III

William C. Burkhardt                               Director                    67                  1997

Leopold I. Cohen (2)                               Director                    67                  2003


O. A. Keller, III (1) (2) (3)                  Chairman of the                 60                  1997
                                              Board of Directors

George R. Perkins, III (3)                         Director                    37                  2003

Carl H. Ricker, Jr. (1) (3)                        Director                    62                  2002

----------
(1)   Member of Executive Committee

(2)   Member of Compensation/Human Resources Committee

(3)   Member of Audit Committee

Class I

      Charles F. Atkins has served as a director of the Company's principal subsidiary, Capital Bank, since its inception in 1997 and was elected to serve as a director of the Company in 2003. He is currently, and has been for the past 16 years, President of Cam-L Properties, Inc., a commercial real estate development company located in Sanford, North Carolina.

      Oscar A. Keller, Jr., has served as a director of the Company's principal subsidiary, Capital Bank, since its inception in 1997 and has served as a director of the Company since its inception. He is currently, and has been for the past ten years, President and CEO of Parkview Retirement Home, Inc., a retirement facility located in Sanford, North Carolina. Mr. Keller is the father of O. A. Keller, III.

      James D. Moser, Jr., was elected to serve as a director of the Company in 2002. Mr. Moser is a former director of First Community Financial Corporation, which was acquired by the Company in January 2002, and Community Savings Bank, Inc., First Community Financial Corporation's banking subsidiary. He is a Certified Public Accountant and has been a partner in the accounting firm of Gilliam, Coble & Moser, LLP, Burlington, North Carolina, for the past 32 years. Mr. Moser is the Secretary, Treasurer and a director of Capital Bank Charitable Foundation, Inc., which is completely independent from the Company and Capital Bank.

      Don W. Perry has served as a director of the Company's principal subsidiary, Capital Bank, since its inception in 1997 and was elected to serve as a director of the Company in 2003. He is currently, and has been for the past six years, the President of Lee Brick and Tile Company located in Sanford, North Carolina.

      B. Grant Yarber was elected to serve as a director of the Company in May 2004 when he was promoted to Chief Executive Officer of the Company. Prior to joining Capital Bank in July 2003, he was the Chief Lending Officer and Chief Credit Officer of MountainBank in Hendersonville, North Carolina. Mr. Yarber also served two years as Senior Credit Manager in the Southeast region of Bank of America in Tampa, Florida. Prior to the move to Florida, Mr. Yarber was for two years a State Executive for Business Banking, and Professional and Executive Banking, for Bank of America in Missouri and Illinois.

Class II

      John F. Grimes, III, has served as a director of the Company's principal subsidiary, Capital Bank, since 1999 and was elected to serve as a director of the Company in 2003. He is currently, and has been for the past nine years, a Partner of Cecil Budd Tire Company located in Siler City, North Carolina.

      Robert L. Jones has served as a director of the Company's principal subsidiary, Capital Bank, since its inception in 1997 and has served as a director of the Company since its inception. He is currently, and has been for the past 24 years, Chairman of Davidson and Jones Hotel Corporation in Raleigh, North Carolina.

      J. Rex Thomas has served as a director of the Company's principal subsidiary, Capital Bank, since its inception in 1997 and was elected to serve as a director of the Company in 2003. He is currently, and has been for the past six years, the President of Grubb & Ellis|Thomas Linderman Graham, a commercial real estate brokerage and property management company headquartered in Raleigh, North Carolina, with offices in Chapel Hill and Wilmington.

      Samuel J. Wornom, III, has served as a director of the Company's principal subsidiary, Capital Bank, since its inception in 1997 and has served as a director of the Company since its inception. He is currently, and has been for the past nine years, President of Nouveau Properties, an investment company located in Sanford, North Carolina.

Class III

      William C. Burkhardt has served as a director of the Company's principal subsidiary, Capital Bank, since its inception in 1997 and has served as a director of the Company since its inception. Mr. Burkhardt also served as Chief Executive Officer of the Company from August 2003 to April 2004. He is the former President and CEO of Austin Quality Foods, which was sold to Keebler/Kellogg Company in 2000. He currently, and for the past year, has served as Chairman and CEO of Titan Holdings, LLC, in Raleigh, North Carolina, and as a director of Plaza Belmont II in Kansas City, Missouri, and of SCANA Corporation in Columbia, South Carolina.

      Leopold I. Cohen has served as a director of the Company's principal subsidiary, Capital Bank, since its inception in 1997 and has served as a director of the Company since 2003. He is currently, and has been for the past 31 years, Chief Executive Officer of Lee Iron and Metal Co., Inc., a recycling business located in Sanford, North Carolina.

      O. A. Keller, III, has served as a director of the Company's principal subsidiary, Capital Bank, since its inception in 1997 and has served as a director of the Company and as Chairman of the Board of Directors of the Company since its inception. He is currently, and has been for the past eight years, Managing Member of Keller Group, LLC, developers and general contractors of Sanford, North Carolina. Mr. Keller is the son of Oscar A. Keller, Jr.

      George R. Perkins, III, has served as a director of the Company's principal subsidiary, Capital Bank, since its inception in 1997 and was elected to serve as a director of the Company in 2003. Mr. Perkins is currently, and has been for the past four years, President of Frontier Spinning Mills, Inc., a textiles company located in Sanford, North Carolina. Prior to becoming President, Mr. Perkins served four years as the organization's Vice President of Sales.

      Carl H. Ricker, Jr., was elected to serve as a director of the Company in 2002. Mr. Ricker is a former director of High Street Corporation, which was acquired by the Company in December 2002. Mr. Ricker is currently, and has been for 18 years, the President of Azalea Development Management Company, a commercial real estate development company located in Asheville, North Carolina.

                                  COMPENSATION

Director Compensation

      Directors who are also employees of the Company receive no compensation in their capacities as directors. However, outside directors will receive an annual retainer fee of $10,000 during 2005 ($30,000 in the case of the Chairman of the Board), as long as they attend at least 75% of the meetings of the board. Directors will also be paid $750 ($2,000 in the case of the Chairman of the Board) for each board meeting they attend during 2005 and $500 ($750 in the case of the Chairman of the committee, and $1,000 in the case of the Chairman of the Audit Committee) for each committee meeting the director attends.

      Directors of the Company who are not also employees of the Company are eligible, pursuant to the Company's Deferred Compensation Plan for Outside Directors (the "Directors' Plan"), to defer receipt of any compensation paid to them for their services as a director, including retainer payments, if any, and amounts paid for attendance at meetings. For a discussion of the terms of the Directors' Plan, see "Proposal 2: Approval of the Amended and Restated Capital Bank Corporation Deferred Compensation Plan for Outside Directors" on page 20.

Executive Compensation

      The following executive compensation disclosure reflects compensation for:
(i) B. Grant Yarber, the Company's current Chief Executive Officer, (ii) William
C. Burkhardt, who resigned from his position with the Company as Chief Executive Officer effective April 30, 2004, and (iii) other executive officers whose salary and bonus in 2004 exceeded $100,000 (each, a "named executive officer" and collectively, the "named executive officers").

                           Summary Compensation Table

                                                                                   Long-Term
                                                  Annual Compensation (1)        Compensation
                                                ----------------------------     ------------
                                                                                   Number of
                                                                                 Stock Options     All Other
Name and Principal Position                     Year      Salary       Bonus        Granted     Compensation (2)
---------------------------                     ----      ------       -----     -------------  ----------------
B. Grant Yarber ...........................     2004    $ 223,333     $155,000       10,000        $   13,000
   President and Chief Executive Officer
                                                2003    $  59,584     $65,000        20,000        $   38,299

William C. Burkhardt (3) ..................     2004    $ 193,333     $     0         1,500        $    3,917
   Former Chief Executive Officer
                                                2003    $  75,000     $     0             0        $   15,000

Richard W. Edwards ........................     2004    $ 127,500     $50,000        10,500        $    4,500
   Executive Vice President
   and Chief Financial Officer

Karen H. Priester .........................     2004    $ 120,000     $37,500         3,500        $    7,200
   Senior Vice President
   and Chief Credit Officer                     2003    $ 106,500     $50,000         5,000        $    6,407

Steven E. Crouse (4) ......................     2004    $  95,000     $10,000             0        $    6,760
   Senior Vice President
   and Chief Accounting Officer                 2003    $  81,500     $40,000         6,000        $    4,906

----------
(1) Perquisites and other personal benefits received by each individual did not exceed 10% of any of the named executive officer's salary and bonus compensation, and are not included in annual compensation.

(2) The Company provides the named executive officers with certain group life, health, medical and other non-cash benefits generally available to all salaried employees that are not included in this column pursuant to SEC rules. The amounts shown in this column include matching contributions by the Company under the Capital Bank 401(k) retirement plan. During 2004, the Company's matching contributions were $13,000 for Mr. Yarber, $4,500 for Mr. Edwards, $7,200 for Ms. Priester, and $5,760 for Mr. Crouse. Mr. Crouse also received a referral payment of $1,000 in 2004. During 2003, the Company's matching contributions were $6,407 for Ms. Priester and $4,906 for Mr. Crouse.

      In August 2003, Mr. Yarber was named Executive Vice President and Chief Operating Officer of the Company. Amounts shown for 2003 include $38,299 of relocation expenses paid on Mr. Yarber's behalf.

      Amounts shown for Mr. Burkhardt in 2004 and 2003 include director fees of $3,917 and $15,000, respectively, earned by him as a compensated member of the Board of Directors.

(3) Mr. Burkhardt resigned as Chief Executive Officer of the Company and Capital Bank effective April 30, 2004. He continued to receive compensation as a consultant to the Company and Capital Bank through August 31, 2004, and continues to serve as a member of the Board of Directors.

(4) Mr. Crouse served as an executive officer of the Company prior to Mr. Edwards' being hired as Chief Financial Officer in April 2004. Mr. Crouse is not currently, and was not at December 31, 2004, an executive officer of the Company.

Option Grants in Last Fiscal Year

      The following table reflects stock options granted during the past fiscal year to the named executive officers by the Board of Directors. No stock appreciation rights were granted to the named executive officers during 2004. All options expire 10 years from the date of grant or, if sooner, 90 days after termination of employment:

                                                    Individual Grants
                                ----------------------------------------------------------
                                                                                               Potential Realizable
                                                                                                       Value
                                                                                              at Assumed Annual Rates
                                 Number of        Percent of                                      of Stock Price
                                 Securities     Total Options                                      Appreciation
                                 Underlying       Granted to     Exercise or                    for Option Term (1)
                                  Options        Employees in     Base Price   Expiration     -----------------------
Name                              Granted       Fiscal Year (2)   Per Share        Date           5%           10%
-----------------------------     -------       ---------------  -----------   -----------     -------      --------
B. Grant Yarber .............      10,000             20.4%        $  18.18      12/16/14      $90,900      $181,800
William C. Burkhardt (2) ....       1,500               --         $  18.36      12/31/14      $13,770      $ 27,540
Richard W. Edwards ..........       7,000             14.3%        $  16.44      04/16/14      $57,540      $115,080
                                    3,500              7.1%        $  18.18      12/16/14      $31,815      $ 63,630
Karen H. Priester ...........       3.500              7.1%        $  18.18      12/16/14      $31,815      $ 63,630
Steven E. Crouse ............           0                0         $      0            --      $     0      $      0

----------
(1) Potential realizable value of grant is calculated assuming that the market price of the underlying security appreciates at annualized rates of 5% and 10%, respectively, over the respective term of the grant. The assumed annual rates of appreciation of 5% and 10% would result in the price of the Company's Common Stock increasing to $27.27 and $36.36 per share, respectively, for Mr. Yarber; $27.54 and $36.72 per share, respectively, for Mr. Burkhardt; $24.66 and $32.88 per share, respectively, for Mr. Edwards' first grant and $27.27 and $36.36 per share, respectively, for Mr. Edwards' second grant; and $27.27 and $36.36 per share, respectively, for Ms. Priester.

(2) Options to purchase an aggregate of 49,000 shares of Common Stock were granted to employees during 2004. Mr. Burkhardt was granted 1,500 shares on December 31, 2004 for his service as a member of the Company's Board of Directors. The 1,500 shares granted to Mr. Burkhardt are not included in the aggregate of 49,000 shares granted to employees during 2004.

Option Exercises in Last Fiscal Year and Fiscal Year-End Option Value

      The following table sets forth information with respect to option exercises by the named executive officers for the fiscal year ended December 31, 2004 and held by them as of that date:

                                                                           Number of
                                                                     Securities Underlying           Value of Unexercised
                                                                    Unexercised Options at          In-the-Money Options at
                                   Shares                              December 31, 2004              December 31, 2004 (1)
                                  Acquired           Value      ------------------------------    ----------------------------
Name                           on Exercise (#)   Realized ($)   Exercisable      Unexercisable    Exercisable    Unexercisable
---------------------------    ---------------   ------------   -----------      -------------    -----------    -------------
B. Grant Yarber ...........           0            $      0         4,000            26,000        $  12,360       $  45,940
William C. Burkhardt ......           0            $      0        15,300                 0        $ 104,648       $       0
Richard W. Edwards ........           0            $      0             0            10,500        $       0       $  14,070
Karen H. Priester .........           0            $      0         4,800             7,700        $  35,178       $  12,942
Steven E. Crouse ..........           0            $      0         3,200             4,800        $  20,528       $  11,232

----------
(1) In accordance with SEC rules, values are calculated by subtracting the exercise price from the fair market value of the underlying Common Stock. For purposes of this table, fair market value is deemed to be $18.36 per share, the closing price of the Company's Common Stock reported on the Nasdaq National Market on December 31, 2004.

Employment Agreements

      On April 22, 2004, Mr. Burkhardt tendered his resignation as Chief Executive Officer of the Company and Capital Bank. His resignation was effective on April 30, 2004. Mr. Burkhardt has continued to serve as a director of both the Company and Capital Bank. In connection with his resignation, the Company and Mr. Burkhardt entered into a consulting agreement pursuant to which he provided services to the Company and Capital Bank through August 31, 2004.

      The Company and Capital Bank entered into an employment agreement with Mr. Yarber upon commencement of his employment in 2003. In April 2004, the Company and Capital Bank entered into a new employment agreement with Mr. Yarber upon his promotion to Chief Executive Officer. Under the terms of his new employment agreement, Mr. Yarber's initial salary was set at $240,000 effective May 1, 2004. Mr. Yarber will be eligible for performance bonuses and other benefits available to executives of the Company. In the event of no change in control of the Company, and Mr. Yarber is terminated without cause or Mr. Yarber terminates the agreement for good reason, Mr. Yarber would be entitled to his salary, bonus and continued participation in certain benefit plans for a minimum of one year and a maximum of two years if Mr. Yarber hadn't obtained new employment at a comparable compensation package. The Company may terminate Mr. Yarber's employment for cause, in which event the Company would be required to pay only Mr. Yarber's compensation due at termination.

      The Company and Capital Bank entered into an employment agreement with Mr. Richard W. Edwards upon commencement of his employment as the Chief Financial Officer of the Company and Capital Bank in April 2004. Pursuant to the terms of his employment agreement, Mr. Edwards' salary was initially set at $180,000 per year. In addition, he received a signing bonus of $15,000 and was granted an option to purchase 7,000 shares of the Company's Common Stock at $16.44 per share. He is eligible for performance bonuses and other benefits available to executives of the Company. If Mr. Edwards' employment is terminated without cause and there is no change of control, Mr. Edwards is entitled to his annual salary, bonus and continued participation in certain benefit plans for one year. Mr. Edwards' salary was increased to $185,000 per year effective February 1, 2005.

      In the event of a change in control, Mr. Yarber and Mr. Edwards are entitled to compensation equal to 2.99 times the amount of their most recent annual compensation, including the amount of their most recent bonuses, if their employment is terminated within twelve months of the change in control. If Mr. Yarber's or Mr. Edwards' employment is terminated more then twelve months but not more than twenty-four months after the change in control, they are each entitled to two times their respective most recent annual compensation. If their employment is terminated more then twenty-four months but less than thirty-six months after a change in control, they are entitled to one times their most recent annual compensation. Mr. Yarber and Mr. Edwards will also be entitled to a continuation of all employee benefits for the time periods they receive payments as a result of a change in control and a lump sum payment of pension/retirement plan contributions. No payments are due Mr. Yarber or Mr. Edwards if their employment is terminated after more than thirty-six months after a change in control.

Change in Control Agreements

      The Company entered into a change in control agreement with Ms. Priester, which expires October 1, 2008. Under the agreement, in the event a change in control, as defined in the agreement, occurs prior to October 1, 2007, Ms. Priester will be entitled to severance payments equal to two times the amount of her then current annual base salary and her most recent annual bonus. In the event a change in control occurs after October 1, 2007, but before October 1, 2008, Ms. Priester will be entitled to severance payments equal to one times her then current annual base salary and her most recent annual bonus. Ms. Priester will be entitled to severance payments for twenty-four months, so long as her employment is terminated no later than twelve months after the change in control. In addition, Ms. Priester may continue to participate during the severance period in all employee benefit plans in which she participated on the termination date. The change in control agreement also includes certain restrictive covenants pursuant to which Ms. Priester has agreed not to solicit or interfere with the Company's relationship with any person or entity that has been a customer of the Company or employ, offer employment to, or otherwise solicit for employment any person employed by the Company during the last year of her employment with the Company.

Equity Compensation Plan Information

      The following table provides information as of December 31, 2004 for all equity compensation plans of the Company (including individual arrangements) under which the Company is authorized to issue equity securities.

                                                                                             Number of securities remaining
                                      Number of securities           Weighted average      available for future issuance under
                                   to be issued upon exercise         exercise price            equity compensation plans
                                     of outstanding options,      of outstanding options,    (excluding securities reflected
Plan Category                        warrants and rights (1)        warrants and rights           in first column) (1)
--------------------------------   --------------------------     -----------------------  -----------------------------------
Equity compensation plans
   approved by security
   holders .....................            405,850 (2)                   $13.05                         162,510 (3)

Equity compensation plans
   not approved by security
   holders (4) .................            151,578 (5)                      N/A                          40,773

Total ..........................            557,428                                                      203,283

----------
(1)   Refers to shares of Common Stock.

(2) Shares issuable upon exercise of outstanding options under the Capital Bank Corporation Equity Incentive Plan (the "Equity Incentive Plan").

(3)   Shares remaining for future issuance under the Equity Incentive Plan.

(4) The Company has assumed outstanding options originally granted by Home Savings Bank, First Community Financial Corporation and High Street Corporation. These assumed options are not shown in the table but are exercisable for Common Stock, as follows:

      o Home Savings Bank - 48,346 shares at an average weighted exercise price of $8.98 per share.

      o First Community Financial Corporation - 147,875 shares at a weighted average exercise price of $6.62 per share.

      o High Street Corporation - 91,453 shares at an average weighted exercise price of $11.91 per share.

(5) Shares allocated to participant accounts under the Directors' Plan (137,156) and the Deferred Compensation Plan for Advisory Board Members (14,422).

Summary Description of Non-Shareholder Approved Plans

      The Company is authorized to issue shares of Common Stock under two plans that have not been, nor are required to be, approved by the shareholders of the Company. These plans are the Directors' Plan and the Deferred Compensation Plan for Advisory Board Members (the "Advisory Board Plan," together with the Directors' Plan sometimes collectively referred to herein as the "Plans"). As of December 31, 2004, a total of 151,578 shares had been allocated to participant accounts under the Plans, and 40,773 shares remained available for future allocation to participant accounts under the Plans.

      The Directors' Plan permits a non-employee director of the Company or a subsidiary to elect, on first becoming a director and prior to the beginning of each calendar year, to defer payment of all or a portion of his or her director's fees for the year. The amounts deferred are credited to an account in the director's name on the date that they would otherwise have been paid in cash and then expressed in "stock units" as of the end of the year. The number of stock units credited to a director's account is determined by dividing 125% of the amount of the deferred fees by the value of the Common Stock on the date of credit.

      Amounts credited to a director's account become payable upon the earliest of the director's death, disability or retirement as a director. All amounts become payable upon a "change in control" of the Company, as defined in the Directors' Plan. In the sole discretion of the Company, the form of payment may be either in cash or Common Stock.

      The Advisory Board Plan is similar to the Directors' Plan in that a member of the Advisory Board of the Company or a subsidiary may elect to defer up to 100% of his or her compensation for services as an Advisory

Board member. On the date that compensation would otherwise be paid in cash, the deferred amounts are credited to an account in the Advisory Board member's name and are then expressed in "stock units" as of the end of the year. The number of units credited to an Advisory Board member's account is determined by dividing 100% of the amount of the deferred compensation by the value of the Common Stock on the date of credit.

      Amounts credited to an Advisory Board member's account become payable upon the earliest of his or her death, disability or retirement as an Advisory Board member. All amounts become payable upon a "change in control" of the Company, as defined in the Advisory Board Plan. In the sole discretion of the Company, the form of payment may be either in cash or Common Stock.

      The Company has not previously submitted the Directors' Plan for approval of the shareholders, however due to amendments to the Directors' Plan recently approved by the Board of Directors that are subject to shareholder approval, the Company is seeking shareholder approval for the Directors Plan under Proposal 2. The Compensation/ Human Resources Committee has approved the termination of the Advisory Board Plan and upon termination, all accounts will be paid to participants.

      Options Assumed in Corporate Acquisitions. In connection with the Company's acquisitions of Home Savings Bank, First Community Financial Corporation and High Street Corporation, the Company assumed outstanding stock options that had been granted under the stock option plans of these acquired companies. As of December 31, 2004, these assumed options were exercisable for a total of 287,674 shares at a weighted average exercise price of $8.70 per share. The options originally granted by Home Savings Bank and First Community Financial Corporation are fully vested and exercisable. A portion of the options granted by High Street Corporation remains unvested. The Company did not assume the stock option plans of these acquired companies, and since the closing of the acquisitions, no additional stock options have been granted, nor are any authorized to be granted, under any of these plans.

Compensation/Human Resources Committee Report

      General. The Compensation/Human Resources Committee reviews and oversees the general compensation plans and policies of the Company and approves the individual compensation arrangements for each of the Company's officers, including the named executive officers.

      Executive Compensation Philosophy. The Company is committed to implementing a scheme of executive compensation that will contribute to the achievement of the Company's business objectives. The Company believes that it has an executive compensation program that: (i) fulfills the Company's business and operating needs, comports with its general human resource strategies and enhances shareholder value; (ii) enables the Company to attract and retain the executive talent essential to the Company's achievement of its business objectives; (iii) rewards executives for accomplishment of pre-defined business goals and objectives; and (iv) provides rewards consistent with gains in shareholder wealth so that executives will be financially advantaged when shareholders are similarly financially advantaged.

      The Company's policy is to pay its executives and other employees at rates competitive with the national or local markets in which it must recruit to enable the Company to maintain a highly competent and productive staff. The Company competes for management personnel with much larger and more profitable financial services companies, including banks.

      Elements of Executive Compensation. Compensation of executives consists of the same components as the compensation of other Company employees: base salary, company paid benefits (consisting principally of group health or other insurance), bonuses and stock options pursuant to the Company's Equity Incentive Plan. These components combine fixed and variable elements to create a total compensation package, which provides some income predictability while linking a significant portion of compensation to corporate, business unit and individual performance.

      Base Salary. Base salary represents the fixed component of the Company's executive compensation program. Salaries for executive positions are established using the same process as for other positions and job levels within the Company, that is, by systematically evaluating the position and assigning a salary based on comparisons with pay scales for similar positions in reasonably comparable financial services companies, including banks, using regional and national salary surveys. Individual salaries may be above or below the competitive norm, depending on the executive's tenure in his position and performance. Companies included in these salary surveys will vary and are not necessarily the same as the companies used for purposes of the performance graph included in this Proxy Statement.

      Adjustments to executive salaries are generally made annually along with adjustments to other employee salaries. The Compensation/Human Resources Committee considers the following factors in approving adjustments to salary levels for the Company's officers: (i) the relationship between current salary and appropriate internal and external salary comparisons; (ii) the average size of salary increases being granted by competitors; (iii) whether the responsibilities of the position have changed during the preceding year; and
(iv) the individual's performance as reflected in the overall manner in which his assigned role is carried out.

      Annual Performance Awards. Annual performance awards are intended to serve many functions, including compensating executive officers for specific achievements on behalf of the Company's performance and their individual achievements, encouraging the retention of key executives and other officers, and aligning the officers' interests with those of the Company's shareholders. Annual performance awards are discretionary and are generally paid in cash at the end of each fiscal year.

      The Compensation/Human Resources Committee met six times during 2004. For purposes of annual performance awards for 2004, the executive officers were evaluated on the following criteria: leadership, execution of the business plan, credit quality, infrastructure process improvement, profitability and return for shareholders. The Compensation/Human Resources Committee reviewed the progress throughout the year, evaluating the cumulative results at year-end.

      Based on the foregoing, the Company awarded the following cash bonuses to the named executive officers for their performance and contributions in fiscal 2004:

           Named Executive Officer                     Cash Bonus Award
           --------------------------------            ----------------
           B. Grant Yarber ................              $    155,000
           Richard W. Edwards (1) .........              $     50,000
           Karen H. Priester ..............              $     37,500
           Steven E. Crouse ...............              $     10,000

           ----------
           (1) Includes $15,000 signing bonus upon commencement of Mr. Edwards' employment in April 2004.

      Benefits. Benefits offered to executives serve a different purpose than do the other elements of executive compensation. In general, they are designed to provide a safety net of protection against the financial catastrophes that can result from illness, disability or death and to provide a reasonable level of retirement income. Benefits offered to executives are largely those that are offered to the general employee population, with some variation primarily to promote tax efficiency.

      Stock Option Grants. Stock options are intended to enhance the long-term proprietary interest in the Company on the part of the employee and others who can contribute to the Company's overall success, and to increase the value of the Company to its shareholders.

      All employees of the Company are eligible to receive annual stock option grants. Guideline ranges for stock option grants increase relative to cash compensation as position levels increase, since the Board of Directors believes that employees at higher levels in the Company have a greater opportunity to influence and contribute to shareholder value.

      Stock options are also awarded upon hiring employees to fill certain senior positions in the Company. The sizes of those awards are determined based on the guidelines for annual awards for the position to be occupied by the new employee and the competitive situation.

      The process of determining amounts of stock option awards is based on the same criteria as those used for determining adjustments to cash compensation, although success in achieving performance goals is weighed more heavily in determining stock option awards.

      CEO Compensation. In 2004, William C. Burkhardt's base salary was set competitively relative to other chief executive officers in financial service companies in the Company's market area. Mr. Burkhardt's compensation was reviewed and set by the Compensation/Human Resources Committee and ratified by the full Board of Directors without Mr. Burkhardt's participation. In determining Mr. Burkhardt's base salary as well as annual performance bonus, the Compensation/Human Resources Committee reviewed independent compensation data and financial and operational results of the Company for fiscal year 2003 as compared against budgets and peer businesses. As with the Company's other officers, Mr. Burkhardt's total compensation involved certain subjective judgments and was not based solely upon any specific objective criteria or weighing.

      In determining Mr. Yarber's annual salary, annual performance award and stock option grant, the Compensation/ Human Resources Committee considered: leadership, earnings per share targets, credit quality, and deposit and balance sheet growth targets. The Compensation/Human Resources Committee also took into account comparable executive compensation levels of peer institutions. The Compensation/Human Resources Committee and the Board of Directors collectively reviewed Mr. Yarber's total 2004 compensation and determined it to be appropriate given Mr. Yarber's duties, responsibilities and overall performance for the year.

      Conclusion. The Board of Directors believes that these officer compensation policies and programs effectively promote the Company's interests and enhance shareholder value.

      This report is submitted by the members of the Compensation/Human Resources Committee:

         Leopold I. Cohen, Chairman             O. A. Keller, III
            John F. Grimes, III                    Don W. Perry
              Robert L. Jones

Audit Committee Report

      The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company's financial reporting process, including the Company's internal control over financial reporting, and the qualifications, independence and performance of the Company's independent accountants. The Audit Committee has the sole authority and responsibility to select, determine the compensation of, evaluate and, when appropriate, replace the Company's independent accountants.

      The Board of Directors, in its business judgment, has determined that all members of the Audit Committee are independent directors, as such term is defined by Nasdaq Marketplace Rules. The Audit Committee operates pursuant to an Audit Committee Charter that was amended and restated by the Board of Directors on December 16, 2004, and is attached hereto as Appendix B. Management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements, the Company's accounting and financial reporting principles, internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations, and for the report on the Company's internal control over financial reporting. The independent accountants are responsible for auditing the Company's financial statements, expressing an opinion as to their conformity with generally accepted accounting principles, and for attesting to management's report on the Company's internal control over financial reporting. The Audit Committee's responsibility is to oversee and review the financial reporting process, and to review and discuss management's report on the Company's internal control over financial reporting. The members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent accountants.

      During fiscal 2004, the Audit Committee met seventeen times. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management, the Company's internal auditor and the Company's independent accountants. The Audit Committee discussed with the independent accountants the overall scope and plans for their respective audits. The Audit Committee met with the internal auditor and the independent accountants, with and without management present, to discuss the results of their examinations and their evaluations of the Company's internal control over financial reporting, including the Public Company Accounting Oversight Board's Auditing Standard No. 2 regarding the audit of internal control over financial reporting.

      The Audit Committee reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2004 with management and the independent accountants. The Audit Committee reviewed and discussed with management and the independent accountants management's report on the Company's internal control over financial reporting and the independent accountants' related attestation report. The Audit Committee has also discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect; has discussed with the independent accountants any relationships that may impact their objectivity and independence; and has satisfied itself as to the independent accountants' independence. When considering the independence of the independent accountants, the Audit Committee considered whether the services they provided to the Company beyond those rendered in connection with their audit of the Company's consolidated financial statements, reviews of the Company's interim consolidated financial statements included in its Quarterly Reports on Form 10-Q and the attestation of management's report on internal control over financial reporting were compatible with maintaining their independence. The Audit Committee also reviewed, among other things, the audit, audit-related and tax services performed by, and the amount of fees paid for such services to, the independent accountants. The Audit Committee received regular updates on the amount of fees and scope of audit, audit-related and tax services provided.

      Based upon the reports, reviews and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the amended and restated Audit Committee Charter attached hereto as Appendix B, the Audit Committee recommended to the board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 to be filed with the Securities and Exchange Commission. The Audit Committee also selected Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ended December 31, 2005 and recommended that the selection be presented to the Company's shareholders for ratification.

      This report is submitted by the members of the Audit Committee:

           James D. Moser, Jr., Chairman                 Don W. Perry
                 O. A. Keller, III                   Carl H. Ricker, Jr.
               George R. Perkins, III               Samuel J. Wornom, III

Comparison of Cumulative Total Return

      The following graph compares the cumulative total shareholder return on the Common Stock since the last trading day of 1999 and on the last trading day of each subsequent year with the cumulative return for the same period of (i) all companies listed on the Nasdaq Stock Market and (ii) the SNL Securities Bank Index for banks with $500 million to $1 billion in assets. The Common Stock was registered under the Securities Exchange Act of 1934, as amended, on November 12, 1997 and began trading on the Nasdaq SmallCap Market on December 18, 1997. As of April 1, 2002, the Common Stock began trading on the Nasdaq National Market. The graph assumes that at the beginning of the period indicated, $100 was invested in the Common Stock and the stock of the companies comprising the other indices indicated, and that all dividends, if any, were reinvested.

                              [LINE GRAPH OMITTED]

                                                                      Period Ending
                                               ----------------------------------------------------------------
Index                                           12/99       12/00       12/01      12/02      12/03       12/04
-----------------------------------------      ------      ------      ------     ------      ------     ------
Capital Bank Corporation ................      100.00      112.90      139.35     168.66      205.23     246.43
NASDAQ Composite ........................      100.00       60.82       48.16      33.11       49.93      54.49
SNL $500M-$1B Bank Index ................      100.00       95.72      124.18     158.54      228.61     259.07

----------
Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 2005. Used with permission. All rights reserved. www.crsp.com.

Certain Transactions

      Certain of the directors and executive officers of the Company are customers of and borrowers from the Company in the ordinary course of business. As of December 31, 2004, loans outstanding to directors and executive officers of the Company, and their associates as a group, equaled approximately $36.9 million and during 2004 did not exceed $38.8 million at any time. Total individual and corporate obligations, direct and indirect, for any one director did not exceed 10% of the equity capital of the Company at any time during fiscal year 2004. All outstanding loans and commitments included in such transactions are made substantially on the same terms, including rate and collateral, as those prevailing at the time in comparable transactions with other customers. In the opinion of management, these loans do not involve more than normal risk of collectability or contain other unfavorable features.

      The Company has had, and expects to have in the future, banking transactions in the ordinary course of its business with directors, officers and principal shareholders of the Company, and their associates, on the same terms including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others.

      O. A. Keller, III, the Chairman of the Board of the Company, is the father-in-law of a lawyer at the law firm that serves as principal outside counsel to the Company. In 2004, the Company paid legal fees to such firm for services rendered in 2004 in the aggregate amount of approximately $295,000.

      The Company leases certain office space for its headquarters from Crabtree Park, LLC, a company owned by SBJ Growth, LC, which is, in turn, owned by a series of trusts in each of which Robert L. Jones, a director of the Company, has a 25% beneficial interest. The lease for office space is between the Company and Crabtree Park, LLC. Prior to entering into the lease, the Company explored several other office sites for the relocation of its executive offices and, after evaluating competitive offers for office space at several other locations, selected the site owned by Crabtree Park, LLC. The lease, which is for a ten-year term, allocates 14,577 square feet at a price of $17.25 per square foot for executive offices, and 3,000 square feet at a price of $21.50 per square foot for a branch office. The Company moved into this space in July 2000. The Company believes that these and other terms of the lease were negotiated at arm's length and are substantially the same to those prevailing for comparable transactions with other landlords in the marketplace.

      The Company leases its South Asheville, North Carolina, office from Azalea Limited Partnership, a North Carolina limited partnership of which Carl H. Ricker, Jr., a director of the Company, is general partner. The South Asheville facility, acquired through the merger with High Street Corporation, comprising approximately 9,000 square feet of office space, is leased at a current rate of approximately $206,000 per year with a 2% increase per year. The lease commenced September 16, 1997 and is for an initial term of 15 years, followed by three 10-year renewal options at the Company's discretion. The Company believes that these and other terms of the lease were negotiated at arm's length and are substantially the same to those prevailing for comparable transactions with other landlords in the marketplace.

      The Company also entered into a lease in February 2004 with Mr. Ricker for its Leicester Highway branch in Asheville. The initial term of the lease is for 15 years followed by three 5-year renewal options at the Company's discretion. The Leicester Highway facility is approximately 4,200 square feet, and the annual lease expense for the first five years is approximately $113,000. The annual rent increases 10% commencing with the sixth year of the lease and another 10% starting with the eleventh year of the lease. The Company believes that these and other terms of the lease were negotiated at arm's length and are substantially the same to those prevailing for comparable transactions with other landlords in the marketplace.

      The Company rents an airplane for business travel on an hourly basis from West Wing Aviation, LLC. West Wing Aviation, LLC leases the aircraft used by the Company from a company owned by the son of O.A. Keller, III, our Chairman of the Board. During 2004, rental payments from the Company to West Wing Aviation, LLC totaled approximately $71,000. In addition, Samuel J. Wornom, III, a director of the Company rents the same aircraft from West Wing Aviation, LLC and uses a Company employee to pilot the plane. Mr. Wornom reimburses the Company for the use of such employee for a pro-rata portion of such employee's salary and benefits, which is approximately $2,500 per month.

      Under an employment agreement between the Company and Mr. Gilliam for an initial term of four years, the Company has agreed to employ Mr. Gilliam, for the first two years of the term, as vice chairman and to pay him an annual salary of $142,500. For the second two years of the term, the Company has agreed to employ Mr. Gilliam in an advisory position and to pay Mr. Gilliam an annual salary of $75,000. The agreement expires during the first quarter 2006. In the event that there is a change of control in the Company and Mr. Gilliam voluntarily terminates his employment, for reasons other than death, within 60 days after such change in control, the Company will make a lump sum payment to Mr. Gilliam that is equal to the salary that would have been paid to Mr. Gilliam under the remaining term of the employment agreement. In addition, Mr. Gilliam will be entitled to a continuation of all benefits he receives under the employment agreement through the remaining term of the employment agreement. In addition, for as long as he serves as a member of the Board of Directors, Mr. Gilliam is entitled to receive the same director fees as non-employee directors.

      The Company has adopted a policy that it will not enter into any material transaction in which a Company director, officer or shareholder has a direct or indirect financial interest unless the transaction is reviewed and approved by the Company's Audit Committee in accordance with applicable Nasdaq Marketplace Rules.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires certain of the Company's officers and its directors to file reports of ownership and changes in ownership with the SEC. Officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on a review of copies of such reports furnished to Capital Bank Corporation and written representations that no other reports were required, all filing requirements under Section 16(a) were complied with during 2004.

    PROPOSAL 2: APPROVAL OF THE AMENDED AND RESTATED CAPITAL BANK CORPORATION
                DEFERRED COMPENSATION PLAN FOR OUTSIDE DIRECTORS

      On December 16, 2004, the Board of Directors unanimously adopted, subject to shareholder approval, the Capital Bank Corporation Deferred Compensation Plan for Outside Directors, as amended and restated effective January 1, 2005 (the "Amended and Restated Directors' Plan").

      Subject to adjustment for stock splits, stock dividends and similar events, 200,000 shares of Common Stock are reserved for issuance under the Amended and Restated Directors' Plan. As of December 31, 2004, a total of 137,156 shares had been allocated to participant accounts under the Amended and Restated Directors' Plan, and 57,223 shares remained available for future allocation to participant accounts under the Amended and Restated Directors' Plan. Based solely on the closing price of the Company's Common Stock as reported on the Nasdaq National Market on April 15, 2005, the maximum aggregate market value of the shares reserved for issuance under the Amended and Restated Directors' Plan would be $3,460,000.

Reasons for Board Recommendation

      The Board of Directors believes it is in the Company's best interests to more closely align the interests of outside directors and shareholders by permitting outside directors to have their compensation based directly upon the long-term performance of the Common Stock. Accordingly, the Amended and Restated Directors' Plan allows potential added compensation for outside directors consistent with gains in shareholder value such that participating directors are financially advantaged only when shareholders are similarly financially advantaged.

      In addition, in October 2004, Congress enacted the American Jobs Creation Act of 2004 (the "Act"). The Act added Section 409A to the Internal Revenue Code of 1986, as amended (the "Code"). Section 409A of the Code, in turn, makes significant changes to the rules governing nonqualified deferred compensation arrangements such as the Amended and Restated Directors' Plan. Although the Amended and Restated Directors' Plan as originally drafted substantially complied with the Act, the Board of Directors has approved the Amended and Restated Directors' Plan in order to ensure full compliance with the Act and to make certain other changes promoting continued participation in the Amended and Restated Directors' Plan thereby furthering the goal of increased equity ownership by outside directors.

      As originally adopted at the formation of the Company's subsidiary, Capital Bank, and as subsequently amended, the Amended and Restated Directors' Plan was not required to be approved by shareholders of the Company and has not previously been submitted to shareholders for approval.

Vote Required

      The Company is submitting the Amended and Restated Directors' Plan for shareholder approval at the Annual Meeting in accordance with Nasdaq Marketplace Rule 4350(i)(1), which requires shareholder approval prior to the issuance of the Company's securities when an equity compensation arrangement is made or materially amended, pursuant to which stock may be acquired by officers, directors, employees, or consultants. As set forth in Nasdaq

Marketplace Rule 4350(i)(6), the affirmative vote of a majority of the total votes cast on Proposal 2 will be required for the Amended and Restated Directors' Plan to be approved by the Company's shareholders. Abstentions will be counted in tabulations of the votes cast on Proposal 2, whereas broker nonvotes will not be counted for purposes of determining whether Proposal 2 has been approved.

      THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE CAPITAL BANK CORPORATION DEFERRED COMPENSATION PLAN FOR OUTSIDE DIRECTORS (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2005). PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED IN THE ABSENCE OF A DIRECTION TO THE CONTRARY.

Description of the Amended and Restated Directors' Plan

      The following description of certain features of the Amended and Restated Directors' Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the Amended and Restated Directors' Plan that is attached hereto as Appendix A.

      Number of Shares Covered. As of December 31, 2004, 57,223 shares out of the 200,000 shares originally allocated for issuance under the Amended and Restated Directors' Plan remained available for future allocation to participant accounts under the Amended and Restated Directors' Plan.

      Eligibility. Only "outside" (i.e., non-employee) directors of the Company or a wholly owned subsidiary of the Company are eligible to participate in the Amended and Restated Directors' Plan. There are currently fourteen (14) non-employee directors who are eligible to participate in the Amended and Restated Directors' Plan, including Mr. Gilliam pursuant to his employment agreement described in "Certain Transactions."

      Election. A director of the Company or a subsidiary may elect within thirty (30) days of first becoming an eligible director, and prior to the beginning of each calendar year thereafter, to defer payment of all or a portion of his or her director's fees for the year. For years beginning on or after January 1, 2005, a director may also designate a specific date or dates to receive a specified portion of the amounts credited to his or her account as part of the deferral election for such amounts.

      Crediting of Accounts. Amounts deferred are credited to an account in the director's name on the date that they would otherwise have been paid in cash. Amounts deferred under the Amended and Restated Directors' Plan are initially credited in cash. Provided the director remains an outside director and is not otherwise entitled to a distribution under the Amended and Restated Directors' Plan on the last day of the calendar year, all cash amounts credited to the director's account for that year shall be converted to "stock units." Each stock unit is deemed to be equivalent to one share of Common Stock. The number of stock units credited to a director's account is determined by dividing 125% of the cash amounts credited during the year by the closing price of the Company's Common Stock on the last trading day of the calendar year. Each participant's account will be similarly credited in cash for dividends paid during the year. At the end of the year, such dividend credits will be included in the cash amounts converted to stock units. A director is always 100% vested in all amounts credited to his or her account under the Amended and Restated Directors' Plan.

      Adjustment of Stock Units. Stock units credited to a director's account will be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a recapitalization, stock-split, payment of a stock dividend or similar events.

      No Shareholder Rights Afforded to Stock Units. Stock units credited under the Amended and Restated Directors' Plan do not provide any participant voting rights or any other rights or privileges enjoyed by shareholders of the Company.

      Payment of Benefits. Amounts deferred and credited to a director's account for years beginning before January 1, 2005 automatically become payable upon the director's death, disability or retirement as a director. Amounts deferred for years beginning on or after January 1, 2005 become payable upon the first to occur of the director's death, disability, retirement, or the specified date the director has elected to receive a distribution under the deferral election pursuant to which the amounts were deferred. All amounts also become payable upon a "change in control" of the Company, as such term is defined in the Amended and Restated Directors' Plan.

      Form of Payment. In the sole discretion of the Company, the form of payment for stock units to be paid out under the Amended and Restated Directors' Plan may be either in cash or Common Stock. Benefits paid in Common Stock will be paid by issuing an equivalent number of shares, rounded up to the next whole number, of authorized and unissued shares of Common Stock. Stock units paid in cash will be valued using the closing price of the Common Stock on the last trading day immediately preceding the date the director becomes eligible to receive benefits. Any amounts credited to a director's account in cash and not yet converted to stock units at the time the director becomes eligible to receive benefits will be paid in cash.

      One-time Election to Terminate Participation or Revoke Prior Deferral Elections. As a result of the new deferred compensation rules imposed by Section 409A of the Code, the Amended and Restated Directors' Plan was amended to provide all current participants the right to terminate participation in the Amended and Restated Directors' Plan or cancel all or part of any previous deferral election under the Amended and Restated Directors' Plan by filing a written election with the Company by June 1, 2005. In such event, all deferral amounts subject to termination or cancellation will be paid out to the director and be included in the director's income for 2005.

      Plan Administration. The Amended and Restated Directors' Plan provides for administration by the Board of Directors or, to the extent delegated by the board, the Compensation/Human Resources Committee of the Board of Directors. The board, or Compensation/Human Resources Committee, to the extent applicable, has exclusive power to interpret and construe the terms of the Amended and Restated Directors' Plan, including determining eligibility for benefits under the Amended and Restated Directors' Plan.

      Amendments and Termination. The Board of Directors may at any time modify, amend, or terminate the Amended and Restated Directors' Plan; provided, however, that no such action may adversely affect the rights of amounts previously deferred and credited to participants' accounts or accelerate the date of payment of any amount credited to a participant's account if such acceleration would violate Section 409A of the Code.

Plan Benefits

      The table below shows the fair value and number of units that were allocated to the accounts of each of the outside directors who currently participate in the Amended and Restated Directors' Plan as of January 1, 2005:

      Name                                   Number of Units   Fair Value (1)
      ---------------------------------      ---------------   --------------
      Charles F. Atkins ...............             8,322        $  152,785
      William C. Burkhardt ............             7,855        $  144,205
      Leopold I. Cohen ................             8,562        $  157,192
      William R. Gilliam ..............             2,384        $   43,764
      John F. Grimes, III .............             6,581        $  120,821
      Robert L. Jones .................             8,977        $  164,809
      O. A. Keller, III ...............            15,409        $  282,902
      Oscar A. Keller, Jr. ............             9,779        $  179,532
      James D. Moser, Jr. .............             2,830        $   51,949
      George R. Perkins, III ..........             7,722        $  141,765
      Don W. Perry ....................             8,385        $  153,932
      Carl H. Ricker, Jr. .............             2,551        $   46,830
      J. Rex Thomas ...................             8,377        $  153,786
      Samuel J. Wornom, III ...........             8,870        $  162,848

      ----------
      (1) For purposes of this table, fair market value is deemed to be $18.36 per share, the closing price of the Common Stock reported on the Nasdaq National Market on December 31, 2004.

             PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT
                        REGISTERED PUBLIC ACCOUNTING FIRM

      The Audit Committee of the Board of Directors has appointed Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2005. Although the selection and appointment of an independent public accounting firm is not required to be submitted to a vote of the shareholders, the Audit Committee and Board of Directors each deems it advisable to obtain shareholder ratification of this appointment. If the shareholders do not ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm, the Audit Committee will evaluate the matter and consider what action, if any, to take as a result. A representative of Grant Thornton LLP is expected to be present at the Annual Meeting and will be available to respond to appropriate questions and afforded an opportunity to make a statement.

      Grant Thornton LLP was appointed by the Company's Audit Committee on April 8, 2005. Grant Thornton replaced PricewaterhouseCoopers LLP ("PWC"), which audited the Company's financial statements for the years ended December 31, 2004, 2003 and 2002 and had served as the Company's independent accountants since 1997. In connection with PWC's audits during the two fiscal years ended December 31, 2004 and 2003, and through the date of the Audit Committee's action replacing PWC, there were no disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to PWC's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on the Company's financial statements.

      PWC's audit reports on the Company's consolidated financial statements as of and for the years ended December 31, 2004 and 2003, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During 2004 and 2003, and through the date of the Committee's action replacing PWC, there were no "reportable events" requiring disclosure pursuant to Item 304(a)(1)(v) of the Securities and Exchange Commission's Regulation S-K or any "consultations" with Grant Thornton LLP of a type requiring disclosure pursuant to Item 304(a)(2) of Regulation S-K.

Audit Firm Fee Summary

      From January 1, 2003 until December 31, 2004, the Company retained PWC to provide services in the following categories and amounts:

                                                   Fiscal 2004       Fiscal 2003
                                                   -----------       -----------

            Audit ........................           $275,330         $100,700
            Audit-Related ................           $ 30,174         $ 39,470
            Tax ..........................           $      0         $      0
            All Other ....................           $      0         $      0
                                                     --------         --------
            Total ........................           $305,504         $140,170

      Audit Fees. This category includes the aggregate fees billed for professional services rendered for the audits of the Company's consolidated financial statements and internal controls over financial reporting for fiscal years 2004 and 2003, for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q during fiscal years 2004 and 2003, and for services that are normally provided by the independent accountants in connection with statutory and regulatory filings or engagements for the relevant fiscal years.

      Audit-Related Fees. This category includes the aggregate fees billed in each of the last two fiscal years for assurance and related services by the independent accountants that are reasonably related to the performance of the audits or reviews of the financial statements and are not reported above under "Audit Fees," and generally consist of fees for accounting consultation, collateral verification audits and audits of employee benefit plans.

      Tax Fees. This category includes the aggregate fees billed in each of the last two fiscal years for professional services rendered by PWC for tax compliance, tax planning and tax advice. Tax compliance services consisted of assistance with federal and state income tax returns.

      All Other Fees. This category includes the aggregate fees billed in each of the last two fiscal years for products and services provided by PWC that are not reported above under "Audit Fees," "Audit-Related Fees," or "Tax Fees."

      The Audit Committee has considered the compatibility of the non-audit services performed by and fees paid to PWC in fiscal 2004, and determined that such services and fees were compatible with its independence. During fiscal year 2004, PWC did not utilize any personnel in connection with the audit other than its full-time, permanent employees.

      Policy for Approval of Audit and Non-Audit Services. The Audit Committee Charter contains the Company's policy regarding the approval of audit and non-audit services provided by the independent accountants. According to that policy, the Audit Committee must pre-approve all services, including all audit and non-audit services to be performed by the Company's independent accountants. In determining whether to approve a particular audit or permitted non-audit service, the Audit Committee will consider, among other things, whether such service is consistent with maintaining the independence of the independent accountants. The Audit Committee will also consider whether the independent accountant is best positioned to provide the most effective and efficient service to the Company and whether the service might be expected to enhance the Company's ability to manage or control risk or improve audit quality.

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR ENDING DECEMBER 31, 2005.

           SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

      Any proposals which shareholders intend to present for a vote at the Company's 2006 Annual Meeting of Shareholders, and which such shareholders desire to have included in the Company's proxy materials relating to that meeting, must be received by the Company on or before December 29, 2005, which is 120 calendar days prior to the anniversary of the date of this Proxy Statement. Proposals received after that date will not be considered for inclusion in such proxy materials.

      In addition, if a shareholder intends to present a matter for a vote at the 2006 Annual Meeting of Shareholders, other than by submitting a proposal for inclusion in the Company's Proxy Statement for that meeting, the shareholders must give timely notice in accordance with SEC rules. To be timely, a shareholder's notice must be received by the Company's Corporate Secretary at its principal office, 4901 Glenwood Avenue, Raleigh, North Carolina 27612, on or before March 14, 2006, which is not later than the close of business on the 45th day prior to the first anniversary of the date this Proxy Statement was released to shareholders. It is requested that such notice set forth (a) as to each matter the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; and (b) the name and record address of the shareholder, the class and number of shares of capital stock of the Company that are beneficially owned by the shareholder and any material interest of the shareholder in such business.

                                  MISCELLANEOUS

      As of the date hereof, the Company knows of no other business that will be presented for consideration at the Annual Meeting. However, the enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the meeting: (i) matters for which the Company did not receive timely written notice; (ii) approval of the minutes of a prior meeting of shareholders, if such approval does not amount to ratification of the action taken at the meeting; (iii) the election of any person to any office for which a bona fide nominee is named in this Proxy Statement and such nominee is unable to serve or for good cause will not serve; (iv) any proposal omitted from this Proxy Statement and the form of proxy pursuant to Rule 14a-8 or Rule 14a-9 under the Securities Exchange Act of 1934; and (v) matters incidental to the conduct of the meeting. If any such matters come before the meeting, the proxy agents named in the accompanying proxy card will vote in accordance with their judgment.

                             ADDITIONAL INFORMATION

      A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, including the financial statements and schedules thereto, as filed with the SEC will be furnished upon written request, without charge to any Company shareholder. Such requests should be addressed to Richard
W. Edwards, P.O. Box 18949, Raleigh, North Carolina 27619.

      ALL SHAREHOLDERS ARE ENCOURAGED TO SIGN, DATE AND RETURN THEIR PROXY SUBMITTED WITH THIS PROXY STATEMENT AS SOON AS POSSIBLE IN THE ENVELOPE PROVIDED. IF A SHAREHOLDER ATTENDS THE ANNUAL MEETING, HE OR SHE MAY REVOKE HIS OR HER PROXY AND VOTE IN PERSON.

By Order of the Board of Directors


/s/ Nancy A. Snow

Nancy A. Snow
Vice President and Corporate Secretary
April 28, 2005

                                   APPENDIX A

                            CAPITAL BANK CORPORATION

                DEFERRED COMPENSATION PLAN FOR OUTSIDE DIRECTORS
               (As Amended and Restated Effective January 1, 2005)

                                    ARTICLE I
                                   DEFINITIONS

      1.1 "Account" means the memorandum account for each Participant detailing the Stock Units credited to the Participant.

      1.2 "Beneficiary" means the person or persons, including estates and trusts, entitled to receive any benefits under this Plan which become payable as a result of a Participant's death.

      1.3 "Board" means the Corporation's Board of Directors, unless otherwise indicated.

      1.4 "Common Stock" means the common stock of the Corporation.

      1.5 "Compensation" means each Participant's compensation paid by the Corporation or a Subsidiary for services as a Director, including retainer payments and amounts paid for attendance at the Corporation's or a Subsidiary's Board and Board committee meetings.

      1.6 "Corporation" means Capital Bank Corporation, a North Carolina corporation.

      1.7 "Deferral Date" means January 1, 1998 and January 1 (or the first business day thereafter if January 1 is not a business day) of each calendar year thereafter.

      1.8 "Director" means a member of the Corporation's or a Subsidiary's Board of Directors.

      1.9 "Disability" means any physical or mental impairment which, in the opinion of the Compensation Committee of the Board (the "Committee"),
constitutes a "disability" as such term is defined in Section 409A of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations thereunder and makes continued service as a Director inadvisable.

      1.10 "Participant" means an eligible Director who participates in the Plan pursuant to Article III.

      1.11 "Plan" means this Deferred Compensation Plan for Outside Directors.

      1.12 "Stock Units" means the amounts credited to the Account of a Participant as described in Section 3.2.

      1.13 "Subsidiary" means a wholly owned subsidiary of the Corporation.

                                   ARTICLE II
                                   ELIGIBILITY

      Any  individual  who  is  a  member  of  the  Corporation's   Board  or  a
Subsidiary's Board and who is not also an employee of the Corporation or a Subsidiary is eligible to participate in the Plan.

                                   ARTICLE III
                            DEFERRAL OF COMPENSATION

      3.1 Deferral Election. The individuals described in Article II shall be eligible to participate in the Plan and may do so by filing a written election with the Corporation in the form attached or other form approved by the Corporation. Elections shall state the amount of deferred Compensation to be credited to the Participant's Account as Stock Units. In the first year in which a Director becomes eligible to participate in the Plan, the newly eligible

Director may make an election within 30 days after the date the Director becomes eligible to defer Compensation for services to be performed subsequent to the election. Except as otherwise provided herein, elections to defer payment of compensation must be made before the beginning of the calendar year for which the Compensation is payable and shall be irrevocable for such calendar year.

      Any election made pursuant to this Section shall remain in effect for all subsequent calendar years unless the Participant amends or revokes the election by delivering a revised written election to the Corporation by December 31 of the calendar year preceding the calendar year to which the revised election applies.

      With respect to amounts deferred for years beginning on or after January 1, 2005, any election made pursuant to this Section may also designate a specific date or dates for a Participant to receive a specified portion of such amount then credited to his or her Account in the form of Stock Units. Payments of such amounts on the specified date(s) will be subject to the payment provisions of Article IV. No amounts deferred for years beginning prior to January 1, 2005 may be paid on a date specified pursuant to an election described in this paragraph.

      3.2 Crediting of Account.
          ---------------------

            (a) The amount of Compensation that is deferred by a Participant under the Plan will be credited to his or her Account as a dollar amount on the dates such Compensation would otherwise have been paid to the Participant. The amount so credited shall not be expressed in the form of Stock Units until the end of the calendar year. Each whole Stock Unit shall be deemed to be equivalent to one share of Common Stock. The number of Stock Units to be credited to a Participant's Account shall be the number of whole and fractional shares of Common Stock determined by dividing 125% of the total dollar amount credited to the Participant's Account for the year pursuant to this Section 3.2(a) and
Section 3.2(b) below by the closing price of the Common Stock on the last trading day of the calendar year.

            (b) On any date the Corporation pays a cash dividend or distribution with respect to its outstanding shares of the Common Stock, each Participant's Account will be credited with a cash amount equal to the number of Stock Units previously credited to the Participant's Account, multiplied by the per share amount of the cash dividend. The amount so credited shall be added to the dollar amount credited during the calendar year to the Participant's Account and expressed in the form of Stock Units at the end of the calendar year according to Section 3.2(a) above.

                                   ARTICLE IV
                               PAYMENT OF BENEFITS

      4.1 Right to Benefits.
          ------------------

            (a) Subject to the provisions of Article VI, a Participant (or his or her Beneficiary in the case of the Participant's death) shall be entitled to payment of benefits hereunder upon the first to occur of the Participant's death, Disability, retirement as a Director or, with respect to amounts deferred for years beginning on or after January 1, 2005, the specified date(s) the Participant has elected to receive a distribution pursuant to Section 3.1. A Participant who ceases to be a Director but who continues his or her service as a member of an advisory board of directors of the Corporation or a subsidiary shall not be deemed to have "retired" for purposes of this Section 4.1

            (b) No date specified by a Participant to receive a distribution pursuant to Section 3.1 may be accelerated. A Participant may elect to postpone a specified payment date provided such postponement satisfies applicable law. Under current law, any election to postpone a specified payment date (i) may not take effect until at least 12 months after the date such election is made, (ii) may not be for less than 5 years after the original specified payment date and
(iii) must be made no later than 12 months prior to the first payment date originally specified.

            (c) Notwithstanding any provisions of this Plan to the contrary, in accordance with the transition guidance provided under Section 409A of the Code, each Participant in the Plan as of January 1, 2005 shall have the right to make a one-time irrevocable election to terminate his or her participation in the Plan or cancel all or a portion of his or her prior deferral elections pursuant to the Plan. In order to effect such termination or cancellation, the Participant must file a written election with the Corporation no later than June 1, 2005. In the event of such election, all deferral amounts subject to such termination or cancellation election will be paid out to the Participant in accordance with Sections 4.2 and 4.3 below.

      4.2 Payment of Stock Units. Benefits represented by Stock Units shall be paid, in the Corporation's sole discretion, either in stock or in cash. Benefits paid in stock shall be paid by the Corporation by issuing an equivalent number of shares, rounded up to the next whole number, of authorized and unissued shares of Common Stock. Benefits paid in cash shall be paid at the value of the shares represented by the Stock Units on the date the Participant becomes eligible to receive benefits and shall be paid by the Corporation, unless the Corporation, in its sole discretion establishes a trust in connection with this Plan, in which case, such benefits may be paid by the trustee of such trust. For such purposes, the value of such Common Stock shall be the last trading price of such Common Stock on the last trading day immediately preceding the date on which the Participant becomes eligible to receive such benefits. Payment shall be made to the Participant within 60 days after the Participant becomes eligible to receive such benefits.

      4.3 Payment of Cash. The provisions of Sections 3.2 and 4.2 notwithstanding, any cash amounts then credited to a Participant's account but not yet expressed as Stock Units shall be paid in the form of cash upon the payment date of any such amounts hereunder.

                                    ARTICLE V
                                  BENEFICIARIES

      5.1 Designation of Beneficiary. A Participant may designate a Beneficiary to receive benefits under the Plan upon the Participant's death by filing a written designation with the Corporation in the form attached or other form approved by the Corporation. If more than one Beneficiary is named, the share and precedence of each Beneficiary shall be indicated. A Participant shall have the right to change the Beneficiary by submitting a revised written designation to the Corporation but no such change shall be effective until acknowledged in writing by the Corporation.

      If no Beneficiary is named pursuant to this Section 5.1, the Participant's Beneficiary will be the Participant's spouse, if any, or the Participant's estate, if the Participant has no spouse.

      5.2 Payment to Beneficiary. If the Corporation has any doubt as to the proper Beneficiary to receive payments under the Plan, the Corporation shall have the right to withhold those payments until the matter is finally determined to the satisfaction of the Corporation. Any payment made by the Corporation in good faith and in accordance with this Plan shall fully discharge the Corporation from all further obligations with respect to such payment.

      In making any payment to or for the benefit of any minor or incompetent Beneficiary, the Board, in its sole and absolute discretion, may make a distribution to a legal or natural guardian or other relative of a minor or a court appointed committee of such incompetent. The Board may also, in its sole and absolute discretion, make a payment to any adult with whom the minor or incompetent temporarily or permanently resides. The receipt by a guardian, committee, relative or other person shall be a complete discharge to the Corporation and each Subsidiary. Neither the Board nor the Corporation nor any Subsidiary shall have any responsibility to see to the proper application of any payments so made.

                                   ARTICLE VI
                       RECAPITALIZATION; CHANGE IN CONTROL

      6.1 Recapitalization or Stock Dividend. The number of Stock Units credited to a Participant's Account shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Corporation resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such shares effected without receipt of consideration by the Corporation.

      6.2 Change in Control.
          ------------------

            (a) In the event of a "Change in Control" as such term is defined below, all amounts deferred pursuant to this Plan will be payable in full in accordance with Article IV above upon the consummation of such event or transaction constituting a Change in Control.

            (b) For purposes of this Plan, the term "Change in Control" shall mean any of the following:

                  (i) Any "person" (as such term is used in Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Act")) acquiring "beneficial ownership" (as such term is used in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation, the parent holding company of Capital Bank (the "Bank"), representing more than fifty percent (50%) of the total fair market value or total voting power of the Corporation's then outstanding voting securities (the "Voting Power"), but excluding for this purpose an acquisition by the Corporation or by an employee benefit plan (or related trust) of the Corporation.

                  (ii)  The   shareholders   of  the   Corporation   approve   a
reorganization, share exchange, merger or consolidation related to the Corporation following which the owners of the Voting Power of the Corporation immediately prior to the closing of such transaction do not beneficially own, directly or indirectly, more than forty percent (40%) of the Voting Power of the Corporation.

                  (iii) A majority of the Corporation's Board is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Corporation's Board prior to the date of such appointment or election.

                  (iv) The shareholders of the Corporation approve a complete liquidation or dissolution of the Corporation, or a sale or other disposition of all or greater than 60% of the assets of the Corporation.

      In no event, however, will a "Change in Control" include a transaction, or series of transactions, whereby the Corporation or the Bank becomes a subsidiary of a holding company if the shareholders of the holding company are substantially the same as the shareholders of the Corporation prior to such transaction or series of transactions.

      6.3 Administration by Board. To the extent that the adjustments relate to Common Stock or securities of the Corporation, the adjustments described in this
Article VI shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.

                                   ARTICLE VII
                     NATURE OF THE CORPORATION'S OBLIGATION

      The Corporation's obligation under this Plan shall be an unfunded and unsecured promise to pay benefits in the form of Common Stock. The Corporation shall not be obligated under any circumstances to fund its financial obligations under this Plan. The Plan at all times shall be entirely unfunded both for tax purposes and for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Corporation may, however, in its sole discretion at any time make provision for segregating assets of the Corporation for payment of any benefits hereunder by establishing a trust to hold such assets.

      All assets which the Corporation may acquire to help cover its financial liabilities, whether or not held in trust, are and remain general assets of the Corporation subject to the claims of its creditors. The Corporation does not give, and the Plan does not give, any beneficial ownership interest in any asset of the Corporation to a Participant or his or her Beneficiary. All rights of ownership in any assets are and remain in the Corporation.

      The Corporation's liability for payment of benefits hereunder shall be determined only under the provisions of this Plan as it may be amended from time to time.

                                  ARTICLE VIII
                                CLAIMS PROCEDURE

      8.1 Claims Reviewer. For purposes of handling claims with respect to this Plan, the "Claims Reviewer" shall be the Corporation unless another person or organizational unit is designated by the Corporation as Claims Reviewer.

      8.2 Review of Claims. An initial claim for benefits under the Plan must be made by the Participant or his or her Beneficiary in writing. Not later than 90 days after receipt of such a claim, the Claims Reviewer will render a written decision on the claim to the claimant, unless special circumstances require the extension of such 90-day period. If such extension is necessary, the Claims Reviewer shall provide the Participant or the Beneficiary with written notification of such extension before the expiration of the initial 90-day period. Such notice shall specify the reason or reasons for such extension and the date by which a final decision can be expected. In no event shall such extension exceed a period of 90 days from the end of the initial 90-day period. In the event the Claims Reviewer denies the claim of a Participant or the Beneficiary in whole or in part, the Claims Reviewer's written notification shall specify, in a manner calculated to be understood by the claimant, the reason for the denial; a reference to the Plan or other document or form that is the basis for the denial; a description of any additional material or information necessary for the claimant to perfect the claim; an explanation as to why such information or material is necessary; and an explanation of the applicable claims procedure. Should the claim be denied in whole or in part and should the claimant be dissatisfied with the Claims Reviewer's disposition of the claimant's claim, the claimant may have a full and fair review of the claim by the Corporation upon written request therefore submitted by the claimant or the claimant's duly authorized representative and received by the Corporation within 60 days after the claimant receives written notification that the claimant's claim has been denied. In connection with such review, the claimant or the claimant's duly authorized representative shall be entitled to review pertinent documents and submit the claimant's views as to the issues, in writing. The Corporation shall act to deny or accept the claim within 60 days after receipt of the claimant's written request for review unless special circumstances require the extension of such 60-day period. If such extension is necessary, the Corporation shall provide the claimant with written notification of such extension before the expiration of such initial 60-day period. In all events, the Corporation shall act to deny or accept the claim within 120 days of the receipt of the claimant's written request for review. The action of the Corporation shall be in the form of a written notice to the claimant and its contents shall include all of the requirements for action on the original claim. In no event may a claimant commence legal action for benefits the claimant believes are due the claimant until the claimant has exhausted all of the remedies and procedures afforded the claimant by this Article VIII.

                                   ARTICLE IX
                                RIGHTS TO ASSETS

      9.1 Unsecured General Creditor Status. The rights of a Participant, Beneficiary or any other person claiming through the Participant or Beneficiary shall be solely those of an unsecured general creditor of the Corporation. Such persons shall have the right to receive payments specified under this Plan only from the Corporation or from any trust established in connection with the Plan and have no right to look to any specific or special property separate from the Corporation to satisfy a claim for benefit payments.

      9.2 No Right to Specific Assets. A Participant, Beneficiary, or any other person claiming through the Participant or Beneficiary shall have no right, claim, security interests, or any beneficial ownership interest whatsoever in any general asset that the Corporation may acquire or use to help support its financial obligations under this Plan. Any asset used or acquired by the Corporation in connection with the liabilities it has assumed under this Plan shall not be deemed to be held under a funded trust for the benefit of the Participant or his Beneficiary, and no general asset shall be considered security for the performance of the obligations of the Corporation. Any such asset shall remain a general unpledged and unrestricted asset of the Corporation. Notwithstanding the above, a Participant or Beneficiary may assert his or her rights under the Plan against a nonqualified trust established by the Corporation in connection with the Plan, subject to the terms of such trust.

      A Participant's participation in the acquisition of any asset of the Corporation shall not constitute a representation to the Participant, Beneficiary or any person claiming through the Participant or Beneficiary that any of them has a special or beneficial interest in any asset.

                                    ARTICLE X
                                 ADMINISTRATION

      The Plan shall be administered by the Board of Directors of the Corporation or, if designated by the Board, the Committee, which shall have the authority, duty and power to interpret and construe the provisions of the Plan as the Board or Committee deems appropriate including the authority to determine eligibility for benefits under the Plan. The Board or Committee shall have the duty and responsibility of maintaining records, making the requisite calculations and disbursing the payments hereunder. The interpretations, determinations, and calculations of the Board or Committee shall be final and binding on all persons and parties concerned.

                                   ARTICLE XI
                                  VOTING RIGHTS

      No Participant or Beneficiary shall be deemed to receive any voting rights or any other rights and privileges enjoyed by shareholders of the Corporation by reason of Stock Units being credited to his Account.

                                   ARTICLE XII
                     TERMINATION, AMENDMENT, MODIFICATION OR
                           SUPPLEMENTATION OF THE PLAN

      Subject to shareholder approval if required by applicable laws, rules and regulations, the Board shall retain the sole and unilateral right to terminate, amend, modify or supplement this Plan, in whole or in part, at any time, but only with respect to future calendar years. No termination, amendment, modification or supplement of this Plan shall accelerate the date of payment of any amount credited to a Participant's Account prior to the date of any such action to the extent such acceleration would constitute a violation of section 409A of the Code.

                                  ARTICLE XIII
                      RESTRICTION ON ALIENATION OF BENEFITS

      No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to the benefit. If any Participant or Beneficiary under the Plan should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber or charge any right to a benefit under this Plan, then such right or benefit, in the discretion of the Board, shall cease. In these circumstances, the Board may hold or apply the benefit, or any part of it, for the benefit of the Participant or Beneficiary, spouse, children, or other dependents of the Participant or Beneficiary, or any of them, in such manner and in such portion as the Board may deem proper.

                                   ARTICLE XIV
                                   ARBITRATION

      In the event a Participant or Beneficiary disagrees with the amount of benefit to be paid as determined by the Corporation pursuant to the procedures set out in Article VIII and no satisfactory settlement can be reached, the claimant may submit the dispute to binding arbitration under the rules of the American Arbitration Association then in effect for Charlotte, North Carolina. The decisions of the arbitrator(s) shall be binding on all parties to the arbitration, and their heirs, successors and assigns.

                                   ARTICLE XV
                                  GOVERNING LAW

      This Plan shall be governed by the laws of the State of North Carolina except to the extent preempted by ERISA or other federal law.

      IN WITNESS WHEREOF, the Corporation does hereby adopt the Plan as of this the 21st day of April, 2005.

                                           CAPITAL BANK CORPORATION


                                           By:  /s/ Richard W. Edwards
                                               ----------------------------
                                               Executive Vice President and
                                               Chief Financial Officer

                                   APPENDIX B

                            CAPITAL BANK CORPORATION

                             AUDIT COMMITTEE CHARTER

Purpose/Mission

      The  Capital  Bank  Corporation  Corporate  Bylaws  provide  for an  Audit
Committee ("Committee") as a standing Committee of the Board of Directors ("Board"). In addition, audit committees and their duties are mandated by federal securities laws and National Association of Securities Dealers ("NASD") regulations for all public companies, and by the Federal Deposit Insurance
Corporation ("FDIC") for depository institutions insured by the FDIC because audit committees are deemed an important component of effective depository institution oversight. These requirements may be satisfied by a holding company audit committee provided it meets the requirements imposed on the respective depository institution.

      The mission of the Committee is to assist the Board in the discharge of its responsibilities as they relate to the organization's system of internal controls, audit issues, self assessment, and other issues. Internal Control issues include operational, financial reporting, and compliance objectives consistent with the Corporate Policy on Internal Control. Audit Issues include the activities of internal auditors, independent public auditors, and regulators. Self Assessment includes establishing a written charter for the Committee and assessing the Committee's effectiveness on a periodic basis. Other Issues include oversight of subsidiary Audit Committee activities.

      The Committee shall take care not to become involved in day-to-day operations as this would diminish the Committee's independence, credibility, and effectiveness. In addition, to ensure its effectiveness, the Committee's duties shall be limited to a level commensurate with its resources.

Organization

      The Committee shall consist of not less than three outside directors who are independent of management. Members of the Committee must meet the following criteria (as well as any additional criteria required by the rules and regulations of the NASD, the FDIC and the Securities and Exchange Commission ("SEC"):

      o Each independent member will meet the experience and independence requirements of the NASD Marketplace Rules and the SEC rules and regulations;

      o Each member will be able to read and understand fundamental financial statements in accordance with the NASD Marketplace Rules;

      o At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background; and

      o At least one member will be an "audit committee financial expert" in accordance with the rules and regulations of the SEC.

      The maximum size may vary, but the Committee should be small enough so that each member is an active participant. The Committee shall have a Chairperson designated by the Board. The Committee shall be made up of outside directors who are independent of management, and who satisfy any specific regulatory requirements, which may be established.

      The term of appointment to the Committee shall be at the discretion of the Board, but it is desirable to have terms arranged so that continuity is maintained and, at the same time, members can bring fresh perspectives to the work of the Committee.

Meetings

      The Committee shall meet on a regular basis at least three to four times each year, and special meetings shall be called as circumstances dictate. Agendas for the meetings will generally be determined by the Chairman with input from the internal auditor, independent public auditor, other committee members, regulators and management. The Audit Committee shall meet periodically in separate executive sessions with management, the internal auditor and the independent public auditor, and have such other direct and independent interaction with such persons from time to time as the members of the Audit Committee deem appropriate. The Committee shall maintain minutes and other relevant records of its meetings and activities which satisfy any specific regulatory requirements that may be established.

Authority

      The Committee is authorized to conduct those activities necessary to fulfill its required activities on behalf of the Board. Committee members shall be free to exercise independent and objective judgment. The Committee shall have the authority to investigate any organizational activity it deems necessary and appropriate. The Committee shall have unrestricted access to any of the organization's records, policies, plans, procedures, physical properties, and personnel. Further, the Committee is authorized to expend organizational resources whenever necessary to fulfill its responsibilities. This includes: the authority to utilize the internal audit staff, internal counsel, and the organization's outside counsel; and to employ outside consultants, or administrative support at organizational expense. In addition, the Committee shall have access to its own outside counsel and other advisors whom it may retain at organizational expense without prior permission of the Board or management. Such outside counsel shall satisfy any specific regulatory requirement which may be established. The internal auditor will report directly to the Audit Committee.

Responsibility

      The Committee Chairperson shall have the Audit Committee Charter approved by the Board at each annual organizational meeting. Changes to the Audit Committee Charter, whether initiated by the Committee or the Board, may be approved at any meeting of the Board.

      It is the Board's responsibility to ensure compliance with regulatory requirements regarding Committee membership. The Committee Chairperson shall review regulatory requirements with, and have the Committee's membership qualifications approved by, the Board at each annual organizational meeting. Qualifications of new members shall be approved by the Board prior to their joining the Committee.

      Committee members must stay informed and be vigilant in their role in order to be effective. The Committee shall establish and maintain communication between the Board, independent public auditor, chief internal auditor, and management. The Committee Chairperson will report the activities of the Committee to the Board so that the Board is kept informed of the Committee's activities on a current basis. The minutes of the Committee's meetings may be used to report the Committee's activities to the Board.

      The Committee shall meet with management, external and internal auditors, and others as necessary; however, the Committee shall receive oral reports from independent public auditors and activity reports from internal auditors in private session, as necessary, without the presence of management.

      The Committee's duties shall include:

      Internal Control

      o Receiving reports from the internal auditor regarding the adequacy of ongoing internal control and in particular, management's handling of identified material internal control inadequacies and reportable conditions. For subsidiaries which are federally insured depository institutions, internal controls and information systems appropriate to the size of the institution, and the nature and scope of activities, are required and must provide for: an organizational structure that establishes clear lines of authority and responsibility for monitoring adherence to prescribed policies; effective risk assessment; timely and accurate financial, operational and regulatory reports; adequate procedures to safeguard and manage assets; and compliance with applicable laws and regulations.

      o     Inquiring of management  and the  independent  public  auditor as to
            whether  the  control   environment,   system,  and  procedures  are
            adequate.

      o Reviewing the adequacy of the organization's policy statements, including the Code of Ethics, regarding illegal or unauthorized payment, conflict of interest, and fiduciary and general business ethics. Receiving reports outlining the control process designed to ensure compliance with the organization's Code of Ethics.

      o For subsidiaries which are federally insured depository institutions, reviewing with the chief internal auditor, management, and the independent public auditor the basis for: (1) the annual management report signed by the chief executive officer and chief accounting or financial officer containing a statement of management's responsibilities for preparing financial statements, for establishing and maintaining an adequate internal control structure and procedures for financial reporting, and for complying with laws and regulations relating to safety and soundness which are designated by the appropriate federal banking agency; (2) assessments by management of the effectiveness of such internal control structure and procedures and compliance with such laws and regulations; and (3) the annual independent audit of the financial statements (comparative annual consolidated balance sheets, statements of income, changes in equity capital, and cash flows, with accompanying footnote disclosures in accordance with generally accepted accounting principles (GAAP) for each of the two most recent fiscal years) made by the independent public auditor, and any reviews of the quarterly financial reports performed by the independent public auditor which are specifically mandated by a regulatory authority. (In the event such reviews are mandated, the independent public auditor should provide the Committee with the reports on the reviews, and the Committee should provide the reports to the regulatory authority.)

      o     Satisfying  itself  that  any  significant/material   weaknesses  in
            internal controls are being corrected in a timely manner.

      o     Overseeing the interim financial reporting process.

      o     Reviewing financial statements and associated disclosure items.

      o Ascertaining that information in the Annual Report is consistent with the Committee's knowledge of the operations of the Company.

      o (At the discretion of the Committee) Reviewing annual expense reimbursements paid to executive management.

      o Reviewing the hiring and promotion process of personnel within significant financial oversight positions. Committee members shall participate in the interview process for the Chief Financial Officer and Chief Accounting Officer positions.

      Audit Issues

            Overseeing the internal and external audit function in a manner which assures: the function's independence and objectivity; qualified persons to perform internal audits; adequate testing and review of internal controls and information systems; adequate documentation of audit tests and findings and any corrective actions; verification and review of management actions to address identified weaknesses; and review of the effectiveness of the internal audit function.

      o Selecting, evaluating, overseeing, and where appropriate, recommending to stockholders the appointment of the independent public auditor, which firm shall be ultimately accountable to the Audit Committee and the Board.

      o Satisfying itself as to the independence and competence of the independent public auditor, including by (i) actively engaging in a dialogue with the independent public auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent public auditor and (ii) taking, or recommending that the Board take, appropriate action to oversee the independence of the independent public auditor.

      o Ensuring the rotation of the lead audit partner of the independent public auditor every five years or as otherwise may be required.

      o Ensuring its receipt from the independent public auditor of a formal written statement delineating all relationships between the independent public auditor and Capital Bank Corporation, consistent with Independence Standards Board Standard 1.

      o Engaging in an active dialogue with the independent public auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent public auditor and for taking, or recommending that the full Board take, appropriate action to oversee the independence of the independent public auditor.

      o Reviewing and approving with management and the independent public auditor: the scope of the independent audit, the permissible non-audit services to be performed by the independent public auditor, and the estimated costs for such services before they are provided.

      o Setting compensation of the independent public auditor and internal auditor.

      o     Discussing internal audit issues at its regular meetings.

      o Reviewing findings resulting from the independent public auditor's audit and management's response to the findings including: significant accounting policies; significant accounting estimates; adjustments recommended by the independent public auditor; assessments of the adequacy of internal controls and the resolution of identified material weaknesses/reportable conditions in internal controls; addressing disagreements between the independent public auditor and management; and meeting with the independent public auditor (without management present) prior to the filing of reports upon completion of the audit services.

      o     Reviewing the  significant  findings from  regulatory  examinations,
            including    management's   response   thereto,   and   management's
            implementation of recommendations.

      o Facilitating candid discussions with the independent public auditor regarding potential fraud issues.

      o Providing a Committee report to include in the Company's Proxy Statement in accordance with the rules and regulations of the SEC.

      Self Assessment

      o Maintaining a Board approved written Committee charter defining purpose/mission, organization, authority, and responsibility.

      o Assessing the effectiveness of the Committee in carrying out its responsibilities in relation to "Best Practices."

      Other Issues

      o Overseeing the activities of Audit Committees of subsidiaries, including approving charters and amendments to any such charters, to be adopted by Audit Committees or boards of subsidiaries to govern the work of Audit Committees of subsidiaries, and reviewing the minutes of Audit Committees of subsidiaries.

      o Establishing procedures for: (i) the receipt, retention, and treatment of complaints received by Capital Bank Corporation regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of Capital Bank Corporation of concerns regarding questionable accounting or auditing matters.

      o Reviewing all "related party transactions" for potential conflict of interest situations on an ongoing basis and being responsible for approving all such transactions prior to their consummation. The term "related party transaction" includes all transactions required to be disclosed pursuant to Item 404 of Regulation S-K under the Securities Exchange Act of 1934, as amended.

      o     Reviewing and approving the Internal Audit Charter.

First approved by the Board of Directors on November 18, 1999, and this amended and restated charter was approved by the Board of Directors on December 16, 2004.

                                   APPENDIX C

                                 REVOCABLE PROXY
                            CAPITAL BANK CORPORATION

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                       SOLICITED BY THE BOARD OF DIRECTORS

      The undersigned hereby appoints B. Grant Yarber and Richard W. Edwards, and each of them, as attorney and proxy of the undersigned, with the full power of substitution, to represent the undersigned and to vote all of the shares of stock in Capital Bank Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Company's corporate office located at 4901 Glenwood Avenue, Raleigh, North Carolina 27612 on May 26, 2005 at 5:00 p.m. local time, and any adjournments or postponements thereof (1) as hereinafter specified upon the proposals listed below and as more particularly described in the Company's Proxy Statement, receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting and any adjournment or postponement thereof.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS LISTED.

1.    Election of Class II Directors:

      |_| For            |_| Withhold       |_| For All Except

      Class II Directors:
      -------------------

      John F. Grimes, III, Robert L. Jones, J. Rex Thomas and Samuel J. Wornom, III

INSTRUCTION: To withhold authority to vote for any individual nominee above, mark "For All Except" and write that nominee's name in the space provided below.

________________________________________________________________________________

2. Approve Amended and Restated Capital Bank Corporation Deferred Compensation Plan for Outside Directors:

      |_| For            |_| Against        |_| Abstain

3. Ratify appointment of Grant Thornton LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2005:

      |_| For            |_| Against        |_| Abstain

      DISCRETIONARY AUTHORITY IS CONFERRED BY THIS PROXY WITH RESPECT TO CERTAIN MATTERS, AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

      PLEASE SIGN EXACTLY AS YOUR NAME APPEARS BELOW. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN.

      WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN THE FULL CORPORATE NAME BY THE PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN THE PARTNERSHIP NAME BY AN AUTHORIZED PERSON.

      Please be sure to sign and date this Proxy in the box below.

                                         Date __________________________________


                                         _______________________________________
                                         Shareholder sign above


                                         _______________________________________
                                         Co-holder (if any) sign above

      PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

      IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRSS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.